                                      MICHAEL C. FINKELSTEIN
                              Certified Public Accountant

198 ROUTE 9, SUITE 205                               253 FIFTH AVENUE, 5TH FLOOR
MANALAPAN,  NEW JERSEY 07726                           NEW YORK,  NEW YORK 10016
TEL. (908) 577-7055                                           TEL (212) 689-4633
FAX (908) 577-1844


Board of Directors
United Capital Investment Corp.

                                    Auditors' Report
          We have audited the accompanying statements of assets and liabilities of United Capital Investment Corp. (the "Company"), including the schedule of portfolio investments, as of December 31, 1996 and 1995 and the related statements of operations, cash flows and stockholders' equity for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based oil our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          As described in Note 2, these financial statements were prepared in conformity with the accounting practices prescribed by the Small Business Administration, which provides for specific allocations of certain types of income to specific capital accounts. As explained in Note 2, the financial statements include securities valued at $3,662,999 and $3,533,133 (172% and 163% of the net assets), whose values have been estimated by the Board 'of Directors in the absence of readily ascertainable market values. We have reviewed the procedures used by the Board of Directors in arriving at its estimate of value of such securities and have inspected underlying documentation, and, in the circumstances, we believe the procedures are reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from values that would have been used had a ready market for the securities existed, and the differences could be material.

          In our opinion, the financial statements referred to above, present fairly, in all material respects, the Company's financial position as of December 31, 1996 and 1995 and the results of its operation and its cash flows for the three years then ended in conformity with generally accepted accounting principles.

/s/ Michael C. Finkelstein

February 24, 1997
Certified Public Accountants

                             UNITED CAPITAL INVESTMENT CORP.
                          STATEMENTS OF ASSETS AND LIABILITIES
                                      ASSETS
                                                      December 31
                                                1996                1995

Loans Receivable--Long Term Portion (Note 2) $ 3,690,880    $ 3,597,166
     Less: Unrealized Depreciation on Loans      (27,881)       (64,033)
           Receivable                          3,662,999      3,533,133

     Less: Current Maturities--Loans             519,243        529,970
           Receivable

           Total Loans Receivable--Net of      3,143,756      3,003,163
           Current Maturities

Current Assets:
     Cash                                      1,487,354      1,350,377
     Accrued Interest                             27,687         30,636
     Current Maturities--Loans Receivable        519,243        529,970
     (Note 2)
     Other Assets                                 60,398         11,704

          Current Assets                       2,094,682      1,922,687

          Total Assets                         5,238,438      4,925,850


                             See Notes to the Financial Statements
                                              -3-

                          UNITED CAPITAL INVESTMENT CORP.
                        STATEMENTS OF ASSETS AND LIABILITIES
                        LIABILITIES AND STOCKHOLDERS' EQUITY

                                                         December 31
                                                    1996            1995

Long Term Debt:
     Debenture Payable to SBA (Note 4)           $1,800,000   $1,400,000
     Class B, 4% Cumulative, 15 Year Redeemable
        Preferred Stock (Note 5)                    900,000      900,000

          Total Long Term Debt                    2,700,000    2,300,OO0
     Current Liabilities
     Loans Payable - Credit Line (Note 3)           350,000      350,000
     Accrued Interest                                17,907       22,869
     Other Current Liabilities                       19,441       13,368
     Accrued SBA Dividends                           36,0OO       84,667

          Total Current Liabilities                 423,348      470,904

          Total Liabilities                       3,123,348    2,770,904

Commitments and Contingencies                             -            -
Stockholders' Equity: (Notes 5, 6 and 8)
     Class A, 3% Cumulative Preferred Stock,
     $1,000 Par Value; 1,000 Shares Authorized            -            -

Class B, 4% Cumulative, 15 Year Redeemable
     Preferred Stock, $1,000 Par Valuel; 3,000
     Shares Authorized: 900 Shares Issued and
     Outstanding (See Long Term Debt and Note 5)          -            -

Restricted Capital                                  224,339      351,888

Common Stock, $.01 Par Value; 300,000 Shares
     Authorized: 199,000 Shares Issued and
     Outstanding                                      1,990        1,990

Additional Paid in Capital                        1,842,154    1,714,605
Retained Earnings                                    46,607       86,463

     Total Stockholders' Equity                   2,115,090    2,154,946

     Total Liabilities and Stockholders' Equity  $5,238,438   $4,925,850

                            See Notes to the Financial Statement
                                           -4-

                               UNITED CAPITAL INVESTMENT CORP.
                                  STATEMENTS OF OPERATIONS

                                               Years Ended December 31,
                                          1996         1995         1994

Revenue:
     Interest Earned on Outstanding     $366,559    $412,245    $408,643
     Receivables
     Interest Income on Idle Funds        51,991      52,879      23,446
     Other Income                         10,171       3,560      15,724

          Total Revenue                  428,721     468,684     447,813

Expenses:
     Interest                            117,448     111,288     141,917
     Officers Salaries                   140,004     140,004     140,004
     Professional Fees                    36,323      31,650      42,774
     Insurance Expense                    19,632      19,523      18,564
     Pension Expense                      14,000      14,000      14,000
     Payroll and Other Taxes              10,523       9,582      10,687
     Depreciation and Amortization           955       1,598         954
     Other Operating Expenses             42,240      36,147      45,517

          Total Expenses                 381,125     363,792     414,417

          Net Investment Income           47,596     104,892      33,396

          Unrealized Depreciation in
          Value of Investments and
          Bad Debt Write-Off                 863           -      18,330

          Net Income Before Taxes         46,733     104,892      15,066
          Provision for Taxes                704         721       2,288

          Net Income                    $ 46,029     104,171   $  12,778

          Earnings Per Common Share
          (Note 2)                      $    .14    $    .35   $       -

          Actual Dividends Paid Per
          Common Share                  $    .27    $      -   $     .02

                         See Notes to the Financial Statements
                                         -5-

                          UNITED CAPITAL INVESTMENT CORP.
                             STATEMENTS OF CASH FLOWS

                                                Years Ended December 31,
                                          1996        1995        1994

Cash Flow From Operating Activities:
     Net Income                        $ 46,029   $ 104,171  $   12,778
     Depreciation and Amortization          955       1,598         954
     Decrease in Accrued Interest         2,949       6,209      18,330
     (Increase) in Other Assets         (49,649)     (2,471)     (7,088)
     (Decrease) Increase in Accrued
     Liabilities                          1,111     (11,471)     (4,401)
     Unrealized Depreciation in Value
     of Investments                         864           -     (29,234)
     Dividends Paid and Accrued the
     SBA                                (85,885)    (32,667)    (16,000)

Net Cash Provided (Used) by Operating
Activities                              (83,626)     65,369     (24,661)

Cash Flows from Investing Activities:
     Loans Receivable Originated     (1,398,550)   (877,500)   (835,045)
     Repayment of Loans Receivable    1,267,820   1,160,664     837,519

Net Cash Provided (Used by)
Investing Activities                   (130,730)    283,164       2,474

Cash Flow From Financing Activities:
     Net Increase in Debentures
     Payable to SBA                     400,000           -  (1,000,000)
     Amortization of Restricted
     Capital                           (127,549)   (127,548)   (127,549)
     Increase in Additional Paid in
     Capital                            127,549     127,548     127,549
     Decrease in Accrued SBA
     Dividends                          (48,667)     32,667      16,000
     Sale of Class B, 4% Preferred
     Stock                                    -     500,000           -

Net Cash Provided by Financing
Activities                              351,333     532,667    (984,000)

Net Increase in Cash                    136,977     881,200  (1,006,187)

Cash Balance--Beginning of Year       1,350,377     469,177   1,475,364

Cash Balance--End of Period          $1,487,354  $1,350,377  $  469,177

Supplemental Disclosures of Cash
Flow Information
   Cash Paid During the Year For:

   Interest                          $  122,410  $  111,096  $  166,254

   Taxes                             $      704  $      721  $    2.288
                           See Notes to the Financial Statement
                                           -6-

                             UNITED CAPITAL INVESTMENT CORP.
                           STATEMENTS OF STOCKHOLDERS' EQUITY

                                               Years Ended December 31,
                                         1996        1995       1994

Class A--See Balance Sheet           $       -   $       -   $       -

Class B, 4% Cumulative, 15 Year
   Redeemable Preferred Stock,
   $1,000 Par Value; 3,000 Shares
   Authorized: 900 Shares Issued
   and Outstanding (See Long Term
   Debt and Note 5)                          -           -           -

Common Stock, $.01 Par Value,
   300,000 Shares Authorized;
   199,000 Shares Issued and
   Outstanding                            1,990       1,990       1,990

Additional Paid in Capital--
   Beginning of Period                1,714,605   1,587,057   1,459,508
Amortization of Restricted Capital      127,549     127,548     127,549

Additional Paid in Capital--End of
   Period                             1,842,154   1,714,605   1,587,057

Restricted Capital
     Balance--Beginning of Period       351,888     479,436     606,985
     Amortization of Restricted
     Capital                           (127,549)   (127,548)   (127,549)
     Balance--End of Period             224,332     351,888     479,436

Retained Earnings
     Balance, Beginning of Period        86,463      14,959      18,181
     Net Income                          46,029     104,171      12,778
     Less: Dividends Paid and
     Accrued to the SBA                 (85,885)    (32,667)    (16,000)

     Balance End of Period               46,607      86,463      14,959

     Total Stockholders' Equity      $2,115,090  $2,154,946  $2,083,442

                          See Notes to The Financial Statements
                                         -7-

                           UNITED CAPITAL INVESTMENT CORP.
                           NOTES TO FINANCIAL STATEMENTS
                             DECEMBER 31, 1996 AND 1995

NOTE 1          ORGANIZATION

United Capital Investment Corp. (The "Company") was formed on May 11, 1984, for the purpose of operating as a specialized small business investment company (SSBIC, licensed under the Small Business Investment Act of 1958 and regulated and financed in part by the Small Business Administration (SBA). The Company's business is to provide financing to persons who qualify as disadvantaged persons under applicable SBA and SSBIC by the SBA on February 5, 1985.

NOTE 2          SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies applied by the Company in the preparation of its financial statements. The Company maintains its accounts and prepares its financial statements on the accrual method of accounting in conformity with generally accepted accounting principles for investment companies.

Valuation of Loans and Investments

As of December 31, 1996, all investments made by the Company have been in the form of loans to closely held corporations. The Board of Directors has valued the investment portfolio based upon the cost of such investments, less a provision for loan losses. However, because of the inherent uncertainty of the valuation, the estimated values might otherwise be significantly higher or lower than the values that would exist in a ready market for such loans which market has not and does not exist. The provision for loan losses of $27,881 represents a good faith determination by the Board of Directors. Substantially, all loans are collateralized by business assets and real estate. See schedule for analysis of loan portfolio.

Recognition of Interest Income

It is the Company's policy to record interest on loans and debt securities only to the extent that management and the Board of Directors anticipate such amounts may be collected. As of December 31, 1996, the Board of Directors elected to accrue interest on substantially all outstanding loans.

Gains or Losses on Securities

Cost of securities sold is reported on the average cost basis. Amounts reported as realized gains and losses are measured by the difference between the proceeds of sale and the cost basis of the investment without regard to unrealized gain or loss reported in prior years.

No gain is recognized on the exchange of one investment security for another, or on the exchange of an equity or debt investment for other tangible or intangible assets.
                                        -8-

                          UNITED CAPITAL INVESTMENT CORP.
                           NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31,1996 AND 1995

NOTE 2          SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Furniture, Fixtures and Equipment

Fixed assets are recorded at cost. Depreciation is computed on the straight line basis.

Pension Plan

The Company maintains a defined contribution money purchase plan covering all qualifying employees. A provision of $14,000 was included for the years ended December 31, 1996 and 1995.

Income Taxes

Tax provisions for the various periods were as follows:
                   December 31, 1996                       $ 704
                   December 31, 1995                       $ 721

The Company has registered as an investment company under the Investment Company Act of 1940 for the first year ended December 31, 1989 and intends to make the election for the current period ending December 31, 1996. A regulated investment company can generally avoid taxation at the corporate level to the extent 90% of the income is distributed to its stockholders.

Earnings Per Share

Earnings per share of common stock are based on a weighted average number of shares outstanding during the period, less preferred stock dividend.

NOTE 3          LOANS PAYABLE - LINE OF CREDIT

Effective February 25, 1993, the Company renewed a $500,000 line of credit with the Hong Kong Shanghai Banking Corp., at a rate of 1% above the New York prime rate, secured by a blanket lien on all assets and guaranteed personally for the first $150,000 by Mr. Paul Lee, President of the Company.
                                          -9-

                            UNITED CAPITAL INVESTMENT CORP.
                             NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31,1996 AND 1995

NOTE 3          LOANS PAYABLE--LINE OF CREDIT
(Continued)

The Company will pay a commitment fee of .5% per annum payable monthly on the unused balance of the credit line. There are no restrictions on advances under the agreement. The balance outstanding as of December 31, 1996 was $350,000.
                                             Maximum         Average
                            Weighted         Amount          Amount
Category        Balance     Average        Outstanding     Outstanding
  of            End of      Interest         During          During
Borrowing       Period       Rate            Period          Period

June 30, 1996 $350,000      4.875%         $350,000        $350,000
June 30, 1995  350,000      4.875%          350,000         350,000

NOTE 4          LONG TERM DEBT--SBA SUBORDINATED DEBENTURES

On December 18, 1996, the Company issued a $1,400,000 subordinated Debenture to the SBA and paid off its previously issued subordinated debenture maturing on October 29, 1996 for $1,000,000.

As of December 31, 1996, long term debt to the Small Business Administration consisted of the following subordinated debentures:

                           First         Second
Due Date                        Five Years             Principal Amount

September 1, 2001          5.33%          8.33%         $  400,000
December 18, 2006          7.08%          7.08%          1,400,000

                                                        $1,800,000

NOTE 5          REDEEMABLE PREFERRED STOCK

Effective November 21, 1989 Congress passes legislation which alters the preferred stock to a 4 percent cumulative dividend and a fifteen year call provision for all preferred stock sold subsequent to the effective date.
                                         -10-

                            UNITED CAPITAL INVESTMENT CORP.
                            NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31,1996 AND 1995

NOTE 5         REDEEMABLE PREFERRED STOCK
(Continued)

The Company amended its certificate of incorporation to create a class A preferred stock $1,000 par value which will consist of the 1,000 outstanding preferred stock and to change the existing 3,000 authorized but unissued shares of preferred stock into a new class B preferred stock $1,000 par value which will carry a 4 percent cumulative dividend rate and a mandatory 15 year redemption. Subsequent to the repurchase of the 3% preferred stock (see note 8), the Company retired the class A preferred stock. On February 17, 1995 the Company sold 500 shares of its 15 year redeemable, 4% cumulative preferred stock to the SBA for $500,000 and on September 20, 1991, the Company sold 400 shares of its 15 year redeemable, 4 percent cumulative preferred stock to the SBA for $400,000. The mandatory redemption provisions call for the preferred stock to be repurchased by the Company at its face value. In accordance with Regulation S-X, the Company's financial statements present the preferred stock as Long Term Debt.

NOTE 6         PREFERRED STOCK

As of December 31, 1996 the Company was authorized to issue 4,000 shares of cumulative preferred stock, consisting of 1,000 shares of 3 percent cumulative preferred stock and a second class of 4 percent cumulative, 15 year redeemable preferred stock, $ 1,000 par value.

As of December 31, 1996, 900 shares of 4 percent preferred stock were issued to the SBA. Each share is entitled to receive 4 percent per annum. Dividends are not required to be paid to the SBA on an annual or other periodic basis, so long as cumulative dividends are paid to the SBA before any other payments are made to shareholders. Such dividends on the preferred stock will be deemed to be earned at the time dividends on the Company's common stock are declared, and accordingly will reduce the amounts available for distribution to the Company's shareholders. As of December 31, 1996, the Company was contingently liable to the SBA on the 4 percent redeemable preferred stock from January 1, 1996 to December 31, 1996 in the amount of $36,000.

NOTE 7         LEASE AGREEMENT

Minimum rental commitments under operating leases in effect as of December 31, 1996 are as follows:

Rental expense for the current period was $16,396. The lease expires on April 30, 1997 with a minimum rental of $12,936 per year.

NOTE 8         REPURCHASE OF 3% PREFERRED STOCK

Effective August 23, 1993, the Company amended its certificate of incorporation granting the SBA a liquidating interest in a newly created restricted capital surplus account.
                                        -11-

                           UNITED CAPITAL INVESTMENT CORP.
                            NOTES TO FINANCIAL STATEMENTS
                             DECEMBER 31,1996 AND 1995

NOTE 8          REPURCHASE OF 3% PREFERRED STOCK
(Continued)

The Company and the SBA entered into a repurchase agreement dated October 5, 1993. Pursuant to the agreement, the Company repurchased all 1,000 shares of its 3% preferred stock, $1,000 par value, from the SBA for a purchase price of $362.257 per share, or an aggregate of $362,257. The repurchase price was at a substantial discount to the original sale price of $1,000 per share. As a condition precedent to the repurchase, the Company granted the SBA a liquidating interest in the restricted capital surplus account.

The surplus account is equal to the amount of the repurchase discount less expenses associated with the repurchase. The initial value of the liquidating interest was equal to $637,743. the amount of the repurchase discount on the date of repurchase, and is being amortized over a sixty (60) month period on a straight-line basis. Should the Company be in default under the repurchase agreement, at any time, the liquidating interest will become fixed at the level immediately preceding the event of default and will not decline further until such time as the default is cured or waived. The liquidating interest will expire on the earlier of (1) sixty (60) months from the date of the repurchase agreement, or (ii) if any event of default has occurred and such default has been cured or waived, such later date on which the liquidating interest is full amortized. Should the Company voluntarily or involuntarily liquidate prior to the expiration of the liquidating interest, any assets which are available, after the payment of all debts of the Company, shall be distributed first to the SBA until the amount of the then remaining liquidating interest has been distributed to the SBA. Such payment, if any, would be prior in right to any payments made to the Company's shareholders.

NOTE 9          MANAGEMENT FEES

Effective February 9, 1993, the SBA approved the Company's request for an increase in total compensation to $160,200 retroactive to January 1, 1993.

NOTE 10         RELATED PARTY TRANSACTION

Certain officers and directors of the Company are also shareholders of the Company. Officers' salaries are set by the Board of Directors and are also subject to maximum compensation by the SBA.
NOTE II         FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISKS
The Company maintains an aggregate of approximately $885,915 in various banks in excess of amounts that would be insured by the Federal Depository Insurance Company.
                                        -12-

                           UNITED CAPITAL INVESTMENT CORP.
                            NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31,1996 AND 1995

NOTE 12         COMMITMENTS AND CONTINGENCIES

Pursuant to SBA regulations, all SSBIC's issuing debentures subsequent to April 25, 1994, were required to amend their certificates of incorporation to indicate that they have consented, in advance, to the SBA's right to require the removal of officers or directors and to the appointment of the SBA, or its designee, in the event of certain default provisions. Effective November 1994, the Company amended its certificate of incorporation in accordance with the current provision of the SBA regulation.

NOTE 13          SIGNIFICANT CONCENTRATION OF CREDIT RISK

Approximately twenty three percent (23%) of the Company's loan portfolio consists of loans made for the financing and purchase of New York City Taxicab Medallions and related assets.
                                           -13-

                             UNITED CAPITAL INVESTMENT CORP.
                            SCHEDULE OF PORTFOLIO INVESTMENTS
                                    DECEMBER 31,1996

                                            Original
Outstanding       Number                    Maturity          Balance
Type of Loan     of Loans  Interest Rate      Date          Outstanding

Taxi Cab            9       8.75%-13.50%     4-15 years        $835,229
Restaurant          5      11.50%-15.00%     4-15 years         126,330
Dry Cleaning        8      10.00%-16.25%     5-10 years         102,323
Manufacturing       2       9.75%-14.50%     5-10 years          42,575
Food Supply         5      12.00%-15.00%      4-5 years          135,682
Contractor          1             14.50%        5 years           37,476
Laundromat          1             13.87%        5 years           47,672
Bakery              1             16.25%        5 years          390,025
Garage Service      5      10.00%-13.00%        5 years           38,719
Hair Salon          1             10.00%       10 years           29,122
Physicians Office   2      10.00%-12.50%       10 years          260,615
Import & Export     1      11.00%-14.00%        4 years          509,908
Deli Grocery        2      11.75%-14.00%        5 years           50,000
Art Supply          1             14.50%        4 years           27,881
Sneaker Shop        1             14.50%        4 years           39,380
Nail Salon          1             14.50%        4 years          872,102
Photo Shop          1              14.50%       4 years          106,454
Dental Lab          1              14.50%       4 years           39,387
                   49                                         $3,690,880
                                          -14-

                             UNITED CAPITAL INVESTMENT CORP.
                               SUPPLEMENTARY INFORMATION
                               PER SHARE DATA AND RATIOS
                               FOR THE FIVE YEARS ENDED

                                         December 31,
                          1996       1995      1994      1993      1992

Per Share Data
Investment Income       $2.15      $2.36     $2.25     $2.49     $3.03
Investment Expenses     (1.91)     (1.84)    (2.09)    (2.30)    (2.14)

     Net Investment
     Income               .24        .52       .16       .19       .89

Net Realized and
   Unrealized Gains
   and Losses on
   Securities               -          -      (.09)     (.11)     (.72)

Dividends                (.44)     (.17)      (.09)        -         -

Gain on Repurchase
   of Preferred Stock       -          -         -      2.98         -

Net Increase/Decrease
   in Net Asset Value   (.20)       .35       (.02)      3.06      .17

Net Asset Value--
   Beginning of
   Period             $10.82     $10.47     $10.49     $ 7.43    $7.26

Net Asset Value--End
of Year               $10.62    $10.82      $10.47     $10.49    $7.43

Ratios
Ratio of Expenses to
   Average Net Assets  17.9%     17.2%       20.9%      25.5%    29.1%

Ratio of Net
   Investment Income
   to Average Net
   Assets               2.2%      4.9%         .6%       2.3%    12.1%
                                         -15-

PART III.    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 35.    Financial Statements and Exhibits

     (a)     Financial Statements:

             Included in Part I.

     (b)     Exhibits:

            (1)          Certificates of Incorporation, as amended
            (2)          By-laws
            (3)          Shareholder Agreement. as amended
            (4)          Safe Box Agreement
            (5)          Pension Plan and Profit Sharing Plans
            (6)          SBA License

State of New York
                       SS.:
Department of State                                    29199

I hereby certify that I have compared the annexed copy with the original document filed by tire Department of State and that the same is a correct transcript of said original.

Witness my hand and seal of the Department of State on    MAY 11, 1994

/s/ Gail S. Shaffer

Secretary of State
380507-004(12/82)

                            CERTIFICATE OF INCORPORATION
                                        OF
                            UNITED CAPITAL INVESTMENT CORP.

(Under Section 402 of the Business Corporation Law)
     The undersigned, a natural person at least eighteen years of age, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, does hereby certify as follows:

     FIRST:  The name of the corporation is United Capital Investment Corp.:

     SECOND:  The corporation is formed for the following purposes:

          As used in this Certificate of Incorporation the "Act" means the Small Business Investment Act of 1958, as amended.

     The corporation will make investments, both of loan and equity, in small businesses.

     This corporation is organized and chartered solely for the purpose of performing the functions and conducting the activities contemplated under the Small Business Investment Act of 1958, as amended from time to time, and will provide assistance solely to small business concerns which will contribute to a well-balanced national economy by facilitating ownership in such concerns by persons whose participation in the free enterprise system is hampered because of social or economic disadvantages.

     The corporation in furtherance of its corporate purposes set forth above shall have all the powers enumerated in Sec. 202 of the Business Corporation Law of the State of New York or any other applicable statute of the State of New York.

     THIRD: The aggregate number of shares which the Corporation shall have the authority to issue is Six Thousand (6,000) shares as follows:

     (a) Two Thousand (2000) shares of Common Stock of the par value of One Dollar ($1.00) each;

     (b) Four Thousand (4,000) shares of Preferred Stock, all of One Hundred Dollar ($100.00) par value.

     The Board of Directors is specifically authorized to fix and determine the terms, limitations and relative rights of such preferred stock and to establish series and fix and determine the variations as among series, all to the fullest extent permitted by law, except that if more than one class of preferred stock is so authorized the rights of any Small Business Administration (SBA) preferred stock shall take precedence over the right of any other class of stock.

     The Small Business Administration ("SBA") shall not be entitled to vote on any matters for which a vote of the shareholders of the corporation may be sought.

     Subject to the sound discretion of the Board of Directors the Small Business Administration ("SBA") shall be paid from the retained earnings of the corporation an annual dividend of 3 percent of the par value of its Preferred Stock payable from the date of issuance.

     Such dividends shall be payable on a preferred and cumulative basis so that no amount shall be set aside or paid to any other class of stock until the 3 percent dividend for that year has been paid or, in the event SBA has received less than 3 percent in any fiscal year, until the full amount of 3 percent per annum which has cumulated up to that time upon all of SBA's preferred stock has been paid to SBA. Accumulations of dividends shall not bear interest.

     In addition, before a declaration of dividends or any other kind of distribution to any shareholders of the corporation other than SBA, SBA in its discretion may require the preferred payment of the dividend subsidy which shall be the difference between dividends paid on SBA's preferred stock and cumulative dividends payable at a rate equal to the interest rate determined at the time of SBA's purchase of such preferred stock pursuant to Section 303(b) of the Act for debentures with a term of fifteen years, without interest on such difference. Such interest rate shall be inscribed on the stock certificates issued to SBA.

     In the event SBA has purchased the corporations subordinated debentures, the corporation shall not pay dividends or make any distributions to shareholders other than SBA until it has first paid SBA the interest subsidy, which shall be the difference between the rate of interest on such subordinated debentures payable pursuant to Section 317 of the Act and the rate of interest which would have been payable pursuant to Section 303(b) of said Act, without interest on such difference.

     Before any redemption of stock not purchased by SBA, or liquidation in whole or in part, or any distribution of assets to other stockholders, SBA shall be entitled to the preferred payment in full of the amounts stated in the two preceding paragraphs above (i.e., the dividend subsidy in SBA's discretion and the interest subsidy unconditionally) and the par value of its preferred stock. Such par value need not be paid to SBA before the distribution of ordinary dividends from retained earnings to other shareholders.

     The corporation may, at its option, redeem the whole or any part of SBA's outstanding Preferred Stock on any dividend payment date where at least thirty days prior written notice has been given to SBA. The corporation shall pay SBA the par value of the shares to be redeemed ($50,000 minimum per transaction) and shall give an undertaking to pay SBA, in its discretion, any amounts due on the dividend subsidy.

This charter shall not be amended without the prior written approval of SBA.

          No stockholder of the Corporation shall have any preemptive or other right of subscription to any shares of any class of stock of the Corporation issued or to be issued or sold, whether now or hereafter authorized or to any securities convertible into stock of the Corporation of any class, or to receive any such shares or securities by way of dividend, other than such right or rights, if any, as the Board of Directors may determine, but any shares of stock or convertible securities which the Board of Directors may determine to offer for subscription to stockholders may at the discretion of the Board of Directors, be offered in such proportions and to the holders of any one or more of all classes of stock of the Corporation then issued.

          In any election of directors, owners of the voting Common Stock shall each be entitled, upon the giving of such prior notice as may be required by law, to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate his votes by giving one candidate as many votes as equal the number of shares owned by him, or to distribute such votes on the same principle among any number of such candidates.

     FOURTH: The principal office of the corporation for the transaction of its business is to be in the City of New York, County of New York and State of New York.

     FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Hill, Betts and Nash, One World Trade Center, Suite 5215, New York,
New York 10048.

     SIXTH: For the management of the business and the conduct of the affairs of the corporation, and in further definition, limitation and regulations of the powers of the corporation and its directors and its stockholders or any class thereof, as the case may be, it is further provided:

     Any action required or permitted to be taken board or any committee thereof may be taken without a meeting of all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action.
The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

     Any one or more members of the board or an committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

IN WITNESS WHEREOF, this Certificate has been signed this 9th day of May, 1984.

Judy Winston, Sole Incorporate
70 Pine Street
New York, New York 10270

STATE OF NEW YORK
                   SS.:
COUNTY OF NEW YORK
     On this 9th day of May, 1984, before me personally came Judy Winston, to me known and known to me to be the individual described in and who executed the foregoing certificate, and she severally duly acknowledged to me that she executed the same.
/s/ Tammy Lavelle
TAMMY LAVELLE
Notary Public, State of New York
No. 31-4775711
Qualified in New York County
Commission Expires March 30, 1986

STATE OF NEW YORK
BANKING DEPARTMENT
I, Derrick D. Cephas, Deputy Superintendent of Banks of the State of New York, hereby approve, pursuant to section 301(a)(5)(B) of the Business Corporation Law, as amended, the use of the word "investment" in the corporate title of United Capital Investment Corp.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 1st day of May in the Year of our Lord one thousand nine hundred and eighty-four.

/s/ Derrick Cephas
Deputy Superintendent of Banks
Department of State

I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.

Witness my hand and seal of the Department of State on OCT. 10, 1984

/s/ Gail S. Shaffer

Secretary of State
380507-004(12/82)

CERTIFICATE OF AMENDMENT
OF

CERTIFICATE OF INCORPORATION
OF
UNITED CAPITAL INVESTMENT CORP.

-----------------------
Under Section 805 of the
Business Corporation Law
-----------------------

Pursuant to the provisions of Section 805 of the Business Corporation Law the undersigned, being the President and the Secretary of United Capital Investment Corp., respectively, hereby certify:
FIRST:  That the name of the Corporation is United Capital Investment Corp.
SECOND: That the Certificate of Incorporation of the Corporation was filed by the Department of State Albany, New York on the llth day of May 1984.
THIRD: The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 801(b)(9) of the Business Corporation Law, to increase the par value of all issued or unissued authorized shares of Preferred Stock of the Corporation from one hundred dollars ($100.00) per share to one thousand dollars ($1,000-00) per share.
FOURTH: Clause (b) of Paragraph THIRD of the Certificate of Incorporation of the Corporation which-sets forth the number and par value of the authorized shares of Preferred Stock is hereby amended to read as follows:
"(b) Four Thousand (4,000) shares of Preferred Stock, all of One Thousand Dollar ($1,000.00) par value."
FIFTH: That the amendment of the Certificate of Incorporation was authorized by a vote of the Board of Directors followed by a vote of the holders of a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at a meeting of shareholders duly called and held on the 5th day of October, 1984.
IN WITNESS WHEREOF, this Certificate has been signed this 5th day of October, 1984.

/s/ Paul Lee

Paul Lee, President

/s/ Robert Lee

Robert Lee, Secretary

STATE OF NEW YORK
                     Ss.:
COUNTY OF NEW YORK
Paul Lee, being duly sworn, deposes and says that he is President of United Capital Investment Corp., the corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.

/s/ Paul Lee

Sworn to before me this
5th day of October, 1984.

/s/  John F. Lang

Notary Public
John F. Lang
Notary Public, State of New York
No. 31-2248931
Qualified in New York County
Commission Expires March 30, 1985
STATE OF NEW YORK
                    Ss.:
COUNTY OF NEW YORK
Robert Lee, being duly sworn, deposes and says that he is Secretary of United Capital Investment Corp., the corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.

/s/ Robert Lee

Sworn to before me this
5th day of October, 1984.
/s/  John F. Lang
Notary Public
John F. Lang
Notary Public, State of New York
No. 31-2248931
Qualified in New York County
Commission Expires March 30, 1985
CERTIFICATE OF  AMENDMENT
OF
CERTIFICATE OF INCORPORATION
UNITED CAPITAL INVESTMENT CORP.
-----------------------
Under Section 805 of the
Business Corporation Law
-----------------------
HILL, BETTS & NASH
One World Trade Center
Suite 5215
New York, New York 10048
(212)839-7000
State of New York                        07736
                        ss:
Department of State
I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is correct transcript of said original.

Witness my hand and seal of the Department of State on

/s/ Gail S. Shaffer

Secretary of State
380507-004 (12/87)
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
UNITED CAPITAL INVESTMENT CORP.
Under Section 805 of the Business Corporation Law

It is hereby certified that:

FIRST:  The name of the corporation is UNITED CAPITAL INVESTMENT CORP.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on May 11, 1984, under the name of United Capital Investment Corp.

THIRD: The Certificate of Incorporation of United Capital Investment Corp. is hereby amended, pursuant to Section 801(b)(7) of the Business Corporation Law. The amendments to the Certificate of Incorporation of the corporation effected by this Certificate of Amendment are (i) to change 1,000 authorized common shares of $1.00 par value of the corporation, all of which ire issued, into 150,000 issued common shares of a par value of $.01 each, the terms of the change being at the rate of 1 issued common share (including fractions thereof) of $1.00 par value for 150 issued common shares of a par value of $.01 each, and, in that connection, to reduce the stated capital of the corporation in respect of each issued common share to $.01 so that the -aggregate stated capital of the corporation with respect to all issued common shares is changed to $1,500.00; and to change 1,000 authorized common shares of $1.00 par value of the corporation, none of which is issued, into 150,000 unissued common shares of a par value of $.Ol each, and (ii) to change the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him or her to the Corporation at the Corporation's current office address at 60 East 42nd Street, Suite 1515, New York, New York 10165.

FOURTH:  To accomplish the foregoing amendments, the first paragraph of
Article 3 of the Certificate of Incorporation of the corporation, relating to par value of the Common Stock of the corporation is hereby amended and Article 5 concerning the address to which the Secretary of State is to mail any process served upon him or her is restated in its entirety:

(a) The first paragraph of Article 3 of the Certificate of Incorporation shall be deemed restated as follows:
"3. The total number of authorized shares of capital stock of this corporation shall consist of 304,000 shares of which 4,000 shares shall be preferred stock having a par value of $1,000. each and 300,000 shares shall be common shares having a par value of $.0l (one cent) per share. The designation of each class, the number of shares of each class and par value of the shares of each class are as follows:

Number of Shares                Class                    Par Value Per Share

     4,000                    Preferred                        $1,000.
   300,000                     Common                          .01 (one cent)

The Preferred Shares authorized are restricted solely for issuance to the United States Government Small Business Administration."

b) Article 5 to the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

"5. The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served and the address to which the Secretary of State shall mail a copy of any process against the Corporation which may be served upon him or her is:
UNITED CAPITAL INVESTMENT CORP., 60 East 42nd Street, Suite 1515, New York,
New York 10165.

FIFTH: The issued and outstanding shares of common stock of the corporation which number 1,000 and the shares of common stock of the corporation that are not issued and outstanding which number 1,000 each of $1.00 par value, shall be changed into new shares of common stock, each of a par value of one cent ($.01) per share, at the rate of 150 of the new shares of common stock for each one (1) share (including fractions thereof) of the former shares of common stock.

SIXTH: The foregoing amendments of the Certificate of Incorporation of the corporation were authorized by the unanimous written consent of the holders of all of the outstanding shares of the corporation entitled to vote on the said amendments of the Certificate of Incorporation and, pursuant to the provisions of Article THIRD of the Certificate of Incorporation, by the Small Business Administration, subsequent to the affirmative vote of the Board of Directors.

IN WITNESS WHEREOF, this Certificate of has been subscribed to this day of October, 19 by the undersigned who affirms that the statements made herein, under the penalties of perjury.

/s/ Paul Lee

Paul Lee, President

/s/ Robert Lee

Robert Lee, Secretary
State of New York
                    SS:
Department of State                                    007868
I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.

Witness my hand and seal of the Department of State on JAN 31 1991

/s/ Gail S. Shaffer

Secretary of State

Certificate of Change
of
Certificate of Incorporation
of
UNITED CAPITAL INVESTMENT CORP.
-------------------------------------------------
Under Section 805-A of the Business Corporation Law
-------------------------------------------------
Pursuant to provisions of Section 805-A of the Business Corporation Law, the undersigned, being the President and Secretary of United Capital Investment Corp., respectively, hereby certify:

FIRST:  That the name of the corporation is United Capital Investment Corp.

SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York on the 11th day of May, 1984.

THIRD: The change in the Certificate of Incorporation effected by this Certificate of Change is as follows:

To change the post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the corporation served upon said Secretary of State.

FOURTH: To accomplish the foregoing change, Article FIFTH of the Certificate of Incorporation relating to the address of service of process is hereby stricken out in its entirety and the following new Article is substituted in lieu thereof:

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served. The post office address to which the Secretary .of State shall mail a copy of any process against the corporation served upon him is c/o the corporation, 60 East 42nd Street, New York, New York 10165."

SIXTH:  The foregoing change was approved by the Board of Directors.

IN WITNESS WHEREOF, we have subscribed this document on this 17th day of December, 1990 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

/s/ Paul Lee

Paul Lee               President

/s/ Robert Lee

Robert Lee             Secretary
JM:1\5248/5248-cer.chr

CERTIFICATE OF CHANGE
OF
CERTIFICATE OF INCORPORATION
OF
UNITED CAPITAL INVESTMENT CORP.
(Under Section 805-A of the Business Corporation Law)

Hill, Betts & Nash
One World Trade Center
Suite 5215
New York, NY 10048
State of New York
                        SS:
Department of State                                 032625

I hereby certify that I have compared the annexed copy with the original document filed by the Department Of State and that the same is a correct transcript of said original.

Witness my hand and seal of the Department of State on MAY 08 1990

/s/ Gail S. Shaffer

Secretary of State
380507-004 (12187)
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
UNITED CAPITAL INVESTMENT
Under Section 805 of the Business Corporation Law It is hereby certified that:

FIRST:  The name of the corporation is UNITED CAPITAL INVESTMENT CORP.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on May 11, 1984, under the name of United Capital Investment Corp.

THIRD: The Certificate of Incorporation of United Capital Investment Corp. is hereby amended, pursuant to Section 801(b) (7) of the Business Corporation Law. The amendments to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment are to change the existing 4,000 shares of Preferred Stock, each having a $1,000. par value of which 1,000 shares are issued and outstanding, into a Class A and Class B Preferred Stock of which the Class A Preferred Stock shall consist of the existing issued and outstanding 1,000 shares of three (3%) percent Preferred Stock of $1,000. par value which shall continue to remain outstanding under the same terms and w conditions as set forth in the Certificate of Incorporation, as amended, and the balance of 3,000 shares of the previously authorized but unissued Preferred Stock shall be considered from and after the date hereof as Class B Preferred Stock having a four (4%) percent dividend rate and a requirement that any shares of the Class B Preferred Stock that are issued to the United States Government Small Business Administration be redeemed by the Corporation within fifteen (15) years from the date of issuance of said shares. All issued and unissued shares shall be changed at a rate of one (1) share per one (1) share.

FOURTH: To accomplish the foregoing amendments, the first paragraph of Article THIRD of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety:

(a) The first paragraph of Article THIRD of the Certificate of Incorporation shall be deemed restated as follows:

"3. The total number of authorized shares of capital stock of this corporation shall consist of 304,000 shares of which 4,000 shares shall be preferred stock having a par value of $1,000. each and 300,000 shares shall be common shares having a par value of $.Ol (one cent) per share. The preferred stock shall further be dividend into 1,000 shares of Class A Preferred Stock having a par value of $1,00o. per share, and 3,000 shares of Class B Preferred Stock having a par value of $1,000. per share. The designation of each class, the number of shares of each class and par value of the shares of each class are as follows:

Number of Shares           Type                            Par Value Per Share
1,000               Class A Preferred Stock                       $1,000.
3,000               Class B Preferred Stock                       $1,000.
300,000             Common Stock                                 .01 (one cent)

The Preferred Shares authorized are restricted solely for issuance to the United States Government Small Business Administration."

(b) Paragraph (b) of Article THIRD of the Certificate of Incorporation shall be deemed amended by the following additional paragraph:

"All references in this Certificate of Incorporation to the Preferred Stock to be issued to the United States Government Small Business Administration which carries an annual dividend of three (3%) percent of the par value of its Preferred Stock shall apply solely to the 1,000 shares of Preferred Stock previously issued by this Corporation to the United States Government Small Business Administration and such 1,000 shares of Preferred Stock that are presently issued are herein designated for future reference as Class A Preferred Stock. Any Preferred Stock to be issued from and after the date of the filing of this Certificate of Amendment to the Certificate of Incorporation of the Corporation shall be deemed to be Class B Preferred Stock which shall have an annual dividend of (4) percent of the par value of said Preferred Stock, payable from the date of issuance and which shares shall be deemed to have a mandatory redemption requirement so that any Class B Preferred Stock that is issued by the Corporation shall be redeemed by the Corporation within fifteen (15) years from the date of any issuance of such shares.

All other terms and conditions that are presently set forth in the Certificate of Incorporation, as amended, that otherwise apply to the Class A Preferred Stock shall also be deemed to apply to the Class B Preferred Stock. In the event of any liquidation of the Corporation the Class A Preferred Stock and Class B Preferred Stock, after payment of all accrued but unpaid dividends, shall have equal standing with neither class having priority over the other with respect to any liquidation distributions."

FIFTH: The foregoing amendments of the Certificate of Incorporation of the Corporation were authorized by the written consent of a majority of the holders of all of the outstanding shares of the corporation entitled to vote on the said amendments of the Certificate of Incorporation subsequent to the affirmative vote of the Board of Directors and, pursuant to the provisions of Article THIRD of the Certificate of incorporation, by the United States Government Small Business Administration.

IN WITNESS WHEREOF, this Certificate of Amendment has been subscribed to this 11th day of January, 1990 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Paul Lee

PAUL LEE, President

/s/ Robert Lee

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
UNITED CAPITAL INVESTMENT CORP.
Under Section 805 of the Corporation Law

It is hereby certified that:

FIRST:  The name of the corporation is UNITED CAPITAL INVESTMENT CORP.

SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State on May 11, 1984, under the name of United Capital Investment Corp. and Certificates of Amendment to the Certificate of Incorporation were subsequently filed with the Department of State on October 10, 1984, November 8, 1989 and May 8, 1990.

THIRD: The Certificate of Incorporation of United Capital Investment Corp. is hereby amended, pursuant to Section 801 (b) (7) of the Business Corporation Law. The amendment to the Certificate of Amendment is to add provisions to grant a Liquidating Interest to the United States Small Business Administration in the event the corporation redeems its 3% Preferred Stock outstanding at a discount from its par value.

FOURTH: To accomplish the foregoing amendments, a new paragraph shall be added to Article 3 of the Certificate of Incorporation of the corporation, relating to the grant of a Liquidating Interest to the United States Small Business Administration in the event the corporation redeems its 3 % Preferred Stock at a discount from its par value is hereby added to read in its entirety as is hereinafter set forth:

(a) A new paragraph (C) of Article 3 of The Certificate of Incorporation of The Corporation shall be deemed added as follows:

(f) Grant of Liquidating Interest to the United States Small Business Administration and creation of 'RESTRICTED CONTRIBUTED CAPITAL SURPLUS'Account.

i. Definitions: For the purposes of this Article 3 (c) the following terms shall have the meaning hereinafter set forth:

"LIQUIDATING INTEREST" shall mean a preferential limited ownership interest in a NOW capital surplus account to be created by the corporation and to be known as the RESTRICTED CONTRIBUTED CAPITAL SURPLUS ACCOUNT. The "Liquidating Interest" may only be granted to the United States Small Business Administration and only in conjunction with a redemption at a discount of the Corporation's outstanding 3% Preferred Stock held by the United States Small Business Administration, as contemplated and authorized by Public Law 101-162, dated November 21, 1989.

"RESTRICTED CONTRIBUTED CAPITAL SURPLUS" shall mean the NOW capital account which will be used solely for the purpose of recording on the accounts of the corporation, a credit representing the difference between the purchase price to be paid for the redemption of the redemption of the 3% Preferred Stock, and the par value of the 3% Preferred Stock.

"THE SHARES" shall mean the aggregate number of shares of 3% Preferred Stock being repurchased.

"PURCHASE PRICE" shall mean the aggregate value of the consideration to be paid to the United States Small Business Administration by the Corporation for The Shares, including the right to any unpaid dividends accrued thereon.

"DISCOUNT" shall mean the amount by which the aggregate par value of the 3% Preferred Stock being repurchased exceeds the Purchase Price.

LIQUIDATING INTEREST

The Corporation shall carry on its balance sheet a capital account designated Restricted Contributed Capital Surplus. The Corporation has granted to the United States Small Business Administration a Liquidating Interest in the Restricted Contributed Capital Surplus Account pursuant to the Preferred Stock Repurchase Agreement (the "Agreement"), dated August 23, 1993, between the SBA and United Capital Investment Corp.

The initial value of the Liquidating Interest shall be equal to $637,743. and shall decline on a straight-line basis at the end of each month by an amount equal to 1/60th (1.6667%) of its original amount beginning one month after the date of the Agreement, Upon the occurrence of any Event of Default (as defined in the Agreement) the value of the Liquidating Interest shall become fixed at the level immediately preceding the Event of Default and shall not decline further until such time as the default is cured or waived.

The Liquidating Interest shall expire on the later of (1) the date sixty (60) months from the date of the Agreement, or (ii) if an Event of Default has occurred and such default has been cured or waived, such later date on which the Liquidating Interest is fully amortized.
If, prior to the expiration of the Liquidating Interest as set forth above, the Corporation's Board of Directors or its shareholders authorizes the liquidation of the Corporation, or a judicial order is issued directing the voluntary or involuntary liquidation of the Corporation, or the United Small Business Administration initiates receivership or liquidation proceedings, pursuant to the Small Business Investment Act of 1958 and the regulations adopted thereunder, any assets which are available, after the payment or the provision for the payment of all debts of the Corporation, shall be distributed first to the United States Small Business Administration until the fair market value of such assets is equal to the amount of the Liquidating Interest or all remaining assets have been distributed to the United States Small Business Administration.

FIFTH: The foregoing amendment of the Certificate of Incorporation of the corporation was authorized by a majority vote of the holders of the outstanding shares of the corporation entitled to vote on the said amendments of the Certificate of Incorporation and by the United States Small Business Administration, subsequent to the affirmative vote of the Board of Directors.

IN WITNESS WHEREOF, this certificate of Amendment to the Certificate of Incorporation has been subscribed to this of August, 1 993, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

/s/ Paul Lee

Paul Lee, President

/s/ Linda Lee

Linda Lee, Secretary
CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
UNITED CAPITAL INVESTMENT CORP.
Under Section 805 of the
Business Corporation Law

GRANOFF & WALKER, P.C.
600 Third Avenue
Suite 38
New York, Now York 10016
State of New York
                     SS:
Department of State

I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.

Witness my hand and seal of the Department of State on NOV 14, 1994

/s/ Gail S. Shaffer

Secretary of State

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
UNITED CAPITAL INVESTMENT CORP.
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

We, Paul Lee, President, and Linda Lee, Secretary, of UNITED CAPITAL INVESTMENT CORP. do hereby certify:

FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is UNITED CAPITAL INVESTMENT CORP.

SECOND: The Corporation's Certificate of Incorporation was filed with the Department of State on May 11, 1984, under the name of United Capital Investment Corp.

THIRD: The Corporation's Certificate of Incorporation is hereby amended pursuant to Section 801(b)(14) of the Business Corporation Law. The amendments to the Corporation's Certificate of Incorporation effected by this Certificate of Amendment are to grant to the U.S. Small Business Administration of all of the rights of the u. S. Small Business Administration set forth in Federal Regulation 13 CFR Sec. 107.262, the text of which is set forth in Article FOURTH of this Certificate of Amendment.

FOURTH: To accomplish the foregoing amendments, a new Article SEVENTH is hereby added to the Corporation I s 1 Certificate of Incorporation as follows:

SEVENTH: The Corporation hereby consents to the exercise by the U.S. Small Business Administration of all of the rights of the U.S. Small Business Administration under Federal Regulation 13 CPR Sec. 107.262, and agrees to take all actions which the U.S. Small Business Administration may require in accordance with such Regulation. The text of Federal Regulation 13 CFR Sec. 107.262, which is as follows, is hereby made a part of this Certificate of
Incorporation:

Sec. 107.262 Conditions affecting issuing of Preferred Securities and/or Participating Securities.

(a) Applicability. The conditions of this section apply to Licensees issuing Preferred Securities after April 25, 1994, and to Licensees with outstanding Participating Securities or with Earmarked Assets in their portfolios. The Articles of any such Licensee shall include the provisions Of this Sec. 107.262 as a condition to the purchase by SBA of Preferred Securities, or as a condition to the guarantee by SBA of Participating Securities and for so long as the Licensee owns Earmarked Assets. Preferred Securities issued prior to April 25, 1994 shall continue to be governed by the remedies in effect at the time of their issuance.

(b) Consent to removal of officers, directors, or general partners, and/or appointment of receiver. Upon the occurrence of any of the conditions set forth below, as determined by SBA, SBA shall have the following rights, and Licensee consents to SBA's exercise of any or all of such rights: With respect to a Corporate Licensee, upon written notice, to require Licensee to replace, with individuals approved by SBA, one or more of Licensee's officers and/or such number of directors of Licensee's board of directors as is sufficient to constitute a majority of such board; or with respect to an Unincorporated Licensee, upon written notice, to require Licensee to remove the person(s) responsible for such occurrence and/or to remove the general partner of Licensee, which general partner shall then be replaced in accordance with Licensee's Articles by a new general partner approved by S13A; and/or with respect to either a Corporate or Unincorporated Licensee, to the appointment of SBA or its designee as receiver of Licensee pursuant to section 311(c) of the Act for the purposes of continuing to operate Licensee. The appointment of a receiver to liquidate a Licensee shall riot be within such consent, but shall instead be governed by the relevant provisions of the Act. The conditions shall be as follows:

(1) Insolvency or extreme Capital Impairment. Licensee becomes equitably or legally insolvent, or has a Capital Impairment Percentage of one hundred percent (100%) or more ("extreme Capital Impairment") and has not cured such Capital Impairment within the time limits set by SBA in writing. In this regard, no issuer of Participating Securities shall be deemed to have a condition of extreme Securities or with Earmarked Assets in their portfolios. The Articles of any such Licensee shall include the provisions of this Sec. 107.262 as a condition to the purchase by SBA of Preferred Securities, or as a condition to the guarantee by SBA of Participating Securities and for so long as the Licensee owns Earmarked Assets. Preferred Securities issued prior to April 25, 1994 shall continue to be governed by the remedies in effect at the time of their issuance.

(b) Consent to removal of officers, directors, or general partners, and/or appointment of receiver, Upon the occurrence of any of the conditions set forth below, as determined by SBA, SBA shall have the following rights, and Licensee consents to SBA's exercise of any or all of such rights: With respect to a Corporate Licensee, upon written notice, to require Licensee to replace, with individuals approved by SBA, one or more of Licensee's officers and/or such number of directors of Licensee's board of directors as is sufficient to constitute a majority of such board: or with respect to an Unincorporated Licensee, upon written notice, to require Licensee to remove the person(s) responsible for such occurrence and/or to remove the general partner of Licensee, which general partner shall then be replaced in accordance with Licensee's Articles by a new general partner approved by SBA; and/or with respect to either a Corporate or Unincorporated Licensee, to the appointment of SBA or its designee as receiver of Licensee pursuant to section 311(c) of the Act for the purposes of continuing to operate Licensee. The appointment of a receiver to liquidate a Licensee shall not be within such consent, but shall instead be governed by the relevant provisions of the Act. The conditions shall be as follows:

(1) insolvency or extreme Capital Impairment. Licensee becomes equitably or legally insolvent, or has a Capital Impairment Percentage of one hundred percent (100%) or more ("extreme Capital Impairment) and has not cured such Capital Impairment within the time limits set by SBA in writing, In this regard, no issuer of Participating Securities shall be deemed to have a condition of extreme Capital impairment during the first eight (8) years following its initial issuance of Participating Securities, and no Licensee shall be afforded an opportunity to cure its Capital Impairment under paragraph (d) (3) of this section.
(2) Voluntary assignment. Licensee makes a voluntary assignment for the benefit of creditors.
(3) Bankruptcy. Licensee commences any bankruptcy or reorganization proceeding, receivership, dissolution or other similar creditors' rights proceeding, or such action is initiated against Licensee and is not dismissed within sixty (60) days.
(4) Transfer of Control. Licensee violates Sec. 107.104 and/or willfully violates Sec. 107.601, and such violation results in a transfer of Control of Licensee.
(5) Fraud. Licensee commits a fraudulent act which causes serious detriment to SBA's position as a guarantor.
(6) Fraudulent transfers, Licensee makes any transfer or incurs any obligation that is fraudulent under the term of 11 U.S.C. 548.
(C) Failure to remove. Upon the occurrence of any of the conditions set forth as determined by SBA, and only if Licensee fails to remove the Persons) SBA identifies as responsible for such occurrence and/or cure such occurrence to SBA's satisfaction within a time period determined by SBA (but not less than fifteen (15) days), SBA shall have the following rights, and Licensee consents to SBA's exercise 'of any or all of such rights; With respect to a Corporate Licensee, upon written notice, to replace one or more of Licensee's officers and/or such number of directors of Licensee's board of directors as is sufficient to constitute a majority of such board; or with respect to an Unincorporated Licensee, upon written notice, to require Licensee to remove the person(s) responsible for such occurrence and/or to remove the general partner of Licensee, which general partner shall then be replaced in accordance with Licensee's Articles by a new general partner approved by SBA; and/or with respect to either a Corporate or Unincorporated Licensee, to obtain the appointment of SBA or its designee as receiver of Licensee pursuant to section 311 (c) of the Act for the purpose of continuing to operate Licensee. The appointment of a receiver to liquidate a Licensee shall not be within such consent, but shall instead be governed by the relevant provisions of the Act. The conditions shall be as follows:
(1)  Willful conflicts of interest.  Licensee willfully violates Sec. 107.903.
(2) Willful or repeated noncompliance. Licensee willfully or repeatedly violates one or more of the substantive provisions of the Act, specifically including, but not limited to, the provisions summarized in section 310(c) of the Act, or any substantive regulation promulgated under the Act.
(3) Failure to comply with restrictions under Section 107.262(d). Licensee fails to comply with the restrictions imposed by SBA under paragraph (d) of this section.
(d) Consent to restricted operations. Upon the occurrence of any of the conditions set forth in this paragraph (d), as determined by SBA, and until such conditions are cured to SBA's satisfaction within a time period determined by SBA, (but not less than fifteen (15) days, upon written notice SBA shall have the following rights, and Licensee consents to SBA's exercise of any or all of such rights: To prohibit Licensee from making any additional investments except for investments pursuant to legally binding commitments entered into by Licensee prior to such notice and, subject to SBA's prior written approval " investments that are necessary to protect Licensee's investment; until all Leverage is redeemed and amounts due are paid, to prohibit Distributions by the Licensee to any party other than SBA, its agent or Trustee; to require all commitments to Licensee to be funded at the earliest time(s) permitted in accordance with Licensee's Articles; and to review and re-determine Licensee's approved Management Expenses or, for Preferred Securities issuers, Licensee's approved management compensation. The conditions shall be as follows:
(1)  Removal Conditions.  Any condition occurs which is listed in paragraph
b) or (c) of this section.
(2) Failure to maintain Regulatory Capital. Licensee fails to maintain its minimum Regulatory Capital as required by these regulations.
(3) Capital or Liquidity Impairment. Licensee has a condition of Capital Impairment as determined under Sec. 107.210(h) or, if applicable to such Licensee, a condition of Liquidity Impairment as determined under Sec. 107.241(f), and fails to cure the impairment within time limits set by SBA in writing.
(4) Improper Distributions. A Licensee makes any Distribution to its shareholders or partners other than those permitted by Sec. 107.245 and Sec. 107.802.
(5) Excessive Management Expenses or fees. Without the prior written consent of SBA:
(i) Licensee incurs Management Expenses in excess of these permitted under Sec. 107.241(d), if applicable to such Licensee; or
(ii) If S13A has previously approved an aggregate amount to be paid for salaries or other compensation of officers, directors, employees, or fees paid to investment Advisers/Managers, Licensee increases such amount; or
(iii) If SBA has previously approved a formula for the aggregate amount to be paid for salaries or other compensation of officers, directors, or employees, or fees paid to Investment Advisers/Managers, Licensee pays an aggregate amount in excess of the formula amount or changes the formula.
(6) Failure to make payment. Licensee fails to pay any amounts due under Preferred Securities or required by Sec. 107.240 through 107.247, unless otherwise permitted by SBA.
(7) Noncompliance. Except as otherwise provided for in (c) (1) and (c) (2) of this section, SBA determines that Licensee has failed to comply with one or more of the substantive provisions of the Act, specifically including but not limited to the provisions summarized in section 310(c) of the Act, or any substantive ,regulation promulgated under the Act,
(8) Failure to maintain diversity. Licensee fails to maintain diversity between management and ownership as required by Sec. 107-241(c), if applicable, to such Licensee.
(d) Failure to maintain investment ratios. Licensee fails to maintain the investment radios or amounts required for Participating Securities
(Sec. 107.241(b)) or Leverage in excess of three hundred percent (300%) of Leverageable Capital (Sec. 107.230 (c) (3)) or Preferred Securities in excess of one hundred percent (100%) of Leverageable Capital (Sec. 107.230(c)(4)), if applicable to such Licensee, as of the end of each fiscal year. In this regard, any
(i) Prepayment, sale, or disposition of Equity Capital Investments or Venture Capital Financing or Qualified Investments, as appropriate,
(ii)  Increase in Leverageable Capital, or
(iii) Receipt of additional Leverage, occurring within one hundred twenty (120) days prior to the end of the fiscal year shall be disregarded in determining whether Licensee meets the foregoing requirements as of the close of its fiscal year,
(10) Nonperformance. Licensee violates or fails to perform one more of the terms and conditions of any Participating Security or Preferred Security or of any agreement with or conditions imposed by SBA in its administration of the Act and the regulations promulgated thereunder.
(11) Noncooperation under Section 107.262(e). Licensee fails to take appropriate steps, satisfactory to SBA, to accomplish such action as SBA may have required pursuant to paragraph (e) of this section.
(e) Repeated non-substantive violations. If a Licensee repeatedly fails to Comply with any one or more of the non-substantive provisions of the Act or any non-substantive regulation promulgated thereunder, SBA, after written notification to the Licensee and until such condition is cured to SBA's satisfaction, shall deny additional Leverage to such Licensee and/or require such Licensee to take such action as SBA may determine to be appropriate under the circumstances."
FIFTH: The manner in which this Certificate of Amendment was authorized, was by the unanimous written consent of all of the Corporation's Directors, followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote on the amendments set forth in this Certificate of Amendment at a meeting of the stockholders held on November 4, 1994, and, pursuant to the provisions of Article THIRD of the Certificate of Incorporation, by the written approval of the U.S. Small Business Administration.

IN WITNESS whereof, this certificate of Amendment has been subscribed to this 10th day of November, 1994, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.
ATTEST:                                    UNITED CAPITAL INVESTMENT CORP.

/s/ Linda Lee                              /S/ Paul Lee

Linda Lee, Secretary                       Paul Lee, President

[Corporate Seal]

CERTIFICATE OF AMENDMENT
OF
UNITED CAPITAL INVESTMENT CORP.
Under Section 805 of the Business Corporation Law

Filed by:  Joseph, Gajarsu, McDermott & Reiner, P.C.
Address:  Suite 400
City & State:  1300 Nineteenth Street N.W.
Washington DC 20036
B Y  L A W S
OF
UNITED  CAPITAL INVESTMENT CORP.

ARTICLE I
OFFICES
SECTION 1. PRINCIPAL OFFICE. -- The principal office of the corporation shall be in the City and County of New York.
SECTION 2. OTHER OFFICES. -- The corporation may have other offices and places of business, within or without the State of New York, as shall be determined by the directors, subject to the prior written approval of the U.S. Small Business Administration.
ARTICLE II
SHAREHOLDERS
SECTION l. PLACE OF MEETINGS. -- Meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the directors and stated in the notice of the meeting.
SECTION 2. ANNUAL MEETING. -- The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held, commencing in 1985, on the second Wednesday in April of each year.
SECTION 3. NOTICE OF ANNUAL MEETING. -- Notice of the annual meeting shall be given to each shareholder entitled to vote at least ten days prior to the meeting.
SECTION 4. SPECIAL MEETINGS. -- Special meetings of the shareholders for any purpose or purposes may be called by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent of the stock then outstanding and entitled to vote.
SECTION 5. NOTICE OF SPECIAL MEETING. -- Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to voter at least ten days prior to the meeting. The notice shall also set forth at whose direction it is being issued.
SECTION 6. QUORUM. -- At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote, shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.
SECTION 7. VOTING. -- At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as may be otherwise provided by the Certificate of Incorporation shall have one vote for each share of stock registered in his name.
SECTION 6. ADJOURNED MEETINGS. -- Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 9. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. -- Whenever by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.
ARTICLE III
DIRECTORS
SECTION 1. NUMBER. -- The number of directors shall be three (3), who shall hold office for the term of one year and until their successors are elected and qualify. The number of directors may be increased or decreased from time to time by amendment to these By-Laws made by a majority of the Board of Directors or by the shareholders; provided, however, that the number of directors may not be less than three.
SECTION 2. POWERS. -- The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper not inconsistent with the laws of the State of New York the Certificate of Incorporation or these By-Laws.
SECTION 3. MEETING, QUORUM, ACTION WITHOUT MEETING. -- Meetings of the Board
may be held at any place, either within or outside the State of New York, provided a quorum be in attendance. Except as may be otherwise provided by the Certificate of Incorporation or by the Business Corporation Law, a majority of the directors in office shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum of directors shall constitute the act of the Board.
The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders. Regular meetings of the Board of Directors may be established by a resolution adopted by the Board. The Chairman of the Board (if any) or the President or Secretary may call, and at the request of any two directors, must call a special meeting of the Board of Directors, five days' notice of which shall be given by mail, or two days' notice personally or by telegraph or cable to each director.
Any one or more members of the Board or any Committee thereof may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
Any action required or permitted to be taken by the Board or any Committee thereof may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.
SECTION 4. VACANCIES, REMOVAL. -- Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors)? may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.
Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed (a) either for or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board. A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders or at a regular or special meeting of the Board of Directors.
SECTION 5. COMMITTEES. -- The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.
ARTICLE IV
OFFICERS
SECTION 1. EXECUTIVE OFFICERS. -- The executive officers of the corporation shall be a President, one or more Vice-Presidents, a Treasurer and a Secretary all of whom shall be elected annually by the directors, who shall hold office during the pleasure of the directors. In addition, the Board of Directors may elect a Chairman of the Board of Directors. Except for the offices of President and Secretary, any two offices or more may be held by one person. All vacancies occurring among any of the officers shall be filled by the directors. Any officer may be removed at any time by the affirmative vote of a majority (unless the Certificate of Incorporation required a larger vote) of the directors present at a special meeting of directors called for the purpose.
SECTION 2. OTHER OFFICERS. -- The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.
SECTION 3. THE CHAIRMAN OF THE BOARD. -- The Chairman of the Board of Directors if one be elected shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee.
SECTION 4. THE PRESIDENT. -- The President, who may, but need not be a director, shall in the absence or non-election of a Chairman of the Board, preside at all meetings of the shareholders and directors. While the directors are not in session, he shall have general management and control of the business and affairs of the corporation.
SECTION 5. THE VICE-PRESIDENT. -- The Vice-President, or if there be more than one, the senior Vice-President, as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the directors.
SECTION 6. THE TREASURER. -- The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, pay-rolls, and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the directors.
SECTION 7. THE SECRETARY. -- The Secretary shall keep the minutes of all proceedings of the directors and of the shareholders; he shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these By-Laws; he shall affix the SBAl of the corporation to deeds contracts and other instruments in writing requiring a SBAl when duly signed or when so ordered by the directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and he shall perform all other duties incident to the office of Secretary.
SECTION 8. SALARIES. -- The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.
ARTICLE V
CAPITAL STOCK
SECTION 1. FORM AND EXECUTION OF CERTIFICATES. -- Certificates of stock shall be in such form as required by the Business Corporation Law of New York and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairman or a Vice-Chairman of the Board (if any) or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be SBAled with the corporate SBAl or a facsimile thereof.
When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.
SECTION 2. TRANSFER. -- Transfer of shares shall be made only upon the books of the corporation by the registered bolder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.
SECTION 3. LOST OR DESTROYED CERTIFICATES. -- The bolder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against loss or liability by reason of the issuance of such new certificates.
SECTION 4. RECORD DATE. -- In lieu of closing the books of the corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote, at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.
ARTICLE VI
SECTION 1. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEE AND AGENTS. -- The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officers employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement conviction, or upon a plea of non contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to be best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or preceding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
Any indemnification under subsections (a) or (b) (unless by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director officer employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.
Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation at authorized in this section.
The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officers employee or agent of the corporation, or is or was serving at the request of-the corporation as a director, officers employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.
ARTICLE VII
MISCELLANEOUS
SECTION 1. DIVIDENDS. -- The directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.
SECTION 2. SBAL. -- The directors shall provide a suitable corporate SBAl which shall be in charge of the Secretary and shall be used as authorized by the By-Laws.
SECTION 3. FISCAL YEAR. -- The fiscal year of the corporation shall be January lst to December 1st.
SECTION 4. CHECKS, NOTES ETC. -- Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the directors.
The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the directors.
SECTION S. ACCESS TO SECURITIES. -- Access to Securities of the Corporation shall be by two officers or by one officer and an authorized employee.
SECTION 6. NOTICE AND WAIVER OF NOTICE. -- Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, cable or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.
Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper addressed to such shareholder, officer or director, at such address as appears on the books of the corporation and such notice shall be deemed to have been given on the day of such deposit.
ARTICLE VIII
AMENDMENTS
SECTION 1. BY SHAREHOLDERS. -- These By-Laws may be amended at any shareholders' meeting by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.
SECTION 2. BY DIRECTORS. -- The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders.
STATEMENT OF ORGANIZATION BY INCORPORATE
OF
UNITED CAPITOL INVESTMENT CORP.
------------
The undersigned incorporate of UNITED CAPITAL INVESTMENT CORP., a New York corporation, pursuant to Section 404 (b) of the Business Corporation Law, makes the following statements and takes the following actions to organize said corporation:
First: That the Certificate of Incorporation of UNITED CAPITOL INVESTMENT CORP. was filed with the Department of State of New 'York on the 11th day of May, 1984.
Second: That the By-Laws annexed hereto are hereby adopted as the By-Laws of the corporation.
Third: That the following named persons are hereby elected as the directors of the corporation, to hold office until the first annual meeting of shareholders and until their successors are elected and qualify:
Paul Lee
Pei Change Lee
Simon Lai
IN WITNESS WHEREOF, I have signed this instrument at 70 Pine Street, New York, New York on the 9th day of July, 1984.

/s/ Judy Winston

Judy Winston
Sole Incorporate
A G R E E M E N T made this 1st day June, 1984 by and among:
Name                                     Address
Paul Lee                                 4 Fern Court
                                         North Brunswick, N.J. 08902
Pei Change Lee                           83 Repulse Bay Road
                                         Hong Kong
James Yu                                 103 Birch Road
                                         Briarcliff Manor, N.Y. 10510
Simon Lai                                182-04 Henley Road
                                         Jamaica Estates, N.Y. 11432
sometimes collectively referred to herein as (the "Shareholders")
W I T N E S S E T H
WHEREAS, the Shareholders have decided to form a small business corporation in the State of New York under the name "UNITED CAPITAL INVESTMENTS CORP." (hereinafter the "Company") and to apply to the U.S. Small Business Administration for a license; and
WHEREAS, the Shareholders wish to provide, among other things, for the subscription to shares of stock in the Company, for the establishment of certain policies concerning the business to be conducted by the Company and the organization and operations of the Company.
N 0 W, T H E R E F 0 R E, in consideration of the promises, covenants and conditions herein contained and the mutual benefits to be derived by the parties hereto, it is agreed as follows:
FIRST: The Company shall be authorized to issue 2,000 shares of common stock of the par value of 1.00 each and 4,000 shares of preferred stock of the par value of $100.00 each. The Shareholders hereby subscribe to the number of shares of common stock of the Company set opposite their names at a subscription price of $1,030.00 per share:
Name                                   Number of Shares
Paul Lee                                       455
Pei Change Lee                                 350
James Yu                                        95
Simon Lai                                      100
The aforesaid subscriptions will be paid at the time of issuance of the shares. The preferred stock will be issued from time to time as determined by the Board of Directors of the Company.
SECOND: Each of the Shareholders agrees so long as he shall remain a stockholder of the Company, he shall vote his shares for the election of the following persons as Directors of the Company:
Paul Lee
Pei Change Lee
Simon Lai
and will vote at Shareholders' and Directors' Meeting so as to carry out and make effective the provisions of this agreement.
THIRD: Until otherwise determined by a majority vote of the Shareholders of common stock of the Company, the following persons will be elected officers of the Company at the annual salary set opposite their respective names:
Name                                      Annual Salary
Paul Lee, President and Treasurer            $20,000.00
Burgis Coates, Vice President & Manager      $25,000.00
Robert Lee, Vice President and Secretary     $15,000.00
FOURTH: Each of the Shareholders expressly agrees not to sell, transfer, pledge, assign or otherwise in any manner dispose of or encumber any of his shares unless or until he shall have first offered to sell his shares to the other Shareholders in accordance with the provisions hereinafter set forth.
FIFTH: If any of the Shareholders desires to sell, transfer, pledge, assign or otherwise dispose of or encumber any of his shares, he shall first make a written offer by registered mail to sell his shares to the other Shareholders at a price to be determined in accordance with paragraph SIXTH hereof and in accordance with the following provisions hereof. Each of such other Shareholders shall have an option to purchase the number of such shares equal to the proportion that his stockholding bears to the total number of shares held by Shareholders who are not then offering to dispose of the whole or a part of their shares. If fractional shares are permitted the shares shall be offered (where requisite) with appropriate fractions so that each offer is exactly proportionate to existing holdings. If such is not permitted the following shall apply:-
Where a calculation as above does not permit the offering of an entire number of whole shares exactly proportionate to existing holdings without fractions, the member of shares to be offered shall be calculated so that the member(s) entitled to the largest fraction of a share shall be entitled to a whole share by combining with another fraction or fractions or part thereof which would otherwise go to a shareholder excluded by the next phrase and in descending order of size of fractional entitlement until all fractions have been accounted for. Where entitlements are equal and insufficient fractions of shares are available lots shall be drawn. To exercise such option a stockholder must give Written notice of election by registered mail to the disposing stockholder not later than 30 days after receipt of the offer to sell and shall pay for his proportionate number of shares within 30 days after the date of mailing of such notice of election. If any of the optioned stockholders shall fail to exercise his option or, having exercised his option, fails to pay for his proportionate number of shares within the time allowed, the disposing Shareholder shall notify by registered mail not less than 30 days after such happens those Shareholders who have elected to buy all the shares offered to them respectively who have not defaulted in payment and such Shareholders shall have an option to purchase such undisposed of shares proportionately to their shareholding when the first offer aforesaid was made in like manner of entitlement to that already mentioned. So long as there are shares which have not been accepted and paid for and so long as there is at least one shareholder who has purchased all shares at that stage offered to him the foregoing process shall be repeated until there are no further shares available or no further interest to buy is evinced by any stockholder. On each occasion when shares are offered 30 days after receipt of the offer are to be allowed for acceptance and 30 days after mailing of acceptance shall be allowed for payment. Any further availability of shares for sale consequent upon a stockholder's unwillingness to buy shall be advised and the further entitlement specified in a notice by registered post posted not later than 30 days after the previous offers made have been completed or if not completed, the time for acceptance of payment has expired. If any of the shares are not purchased as hereinabove provided, the disposing Shareholder shall be free to sell, transfer, pledge, assign or otherwise in any manner to dispose of or encumber any of his shares for a period of 90 days after the time limit for acceptance (and payment if applicable) allowed to the last offeree(s) has expired. if the disposing Shareholder does not dispose of or encumber his shares within such 90 days period, such shares shall be again subject to the restrictions of this agreement.
SIXTH: In the event that an option to purchase shares shall arise under paragraph FIFTH, the price to be paid shall be the fair value of such shares as of the end of the fiscal quarter of the Company immediately preceding the date on which the written offer to sell was mailed by registered mail, as determined and computed by the regular accountants for the Company from books maintained by the Company in accordance with generally accepted accounting principles. The determination of said accountants shall be final, conclusive and binding on all the parties hereto.
The fees, if any, of the accountants for determining such value shall be paid by the Shareholder offering his shares for sale.
SEVENTH: Any person who acquires shares from a disposing Shareholder or who acquires a secured interest in the shares of a disposing Shareholder shall become a party to and be bound by this agreement by executing a counterpart hereof as a condition of the issuance and delivery of the stock certificates to him.
EIGHTH: The Shareholders shall be entitle to full preemptive rights to purchase and/or subscribe for their proportionate share of any additional share of common stock which may be issued at any time hereafter by the Company.
NINTH: All notices pursuant to this Agreement shall be addressed to the addressees set forth in the opening paragraph of this Agreement or to such other address as the Shareholder shall notify to the Company with copies to each of the other Shareholders.
TENTH: This Agreement shall continue in force so long as any two of the original parties hereto remain Shareholders of the Company.
ELEVENTH: This Agreement contains the entire agreement of the parties with respect to its subject matter and no modification, termination, amendment or alteration hereof or waiver of any provision hereof shall be valid unless it is in writing and signed by all of the parties hereto.
TWELFTH: This Agreement and all of the provisions hereof shall be binding upon the legal representatives, heirs, distributees, successors and assigns of the parties hereto.
THIRTEENTH: This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.
FOURTEEN: This Agreement may be executed in any number of counterparts all of which together shall constitute one original agreement.
IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.
/s/ Paul Lee
Paul Lee
/s/ Pei Chung Lee
Pei Chung Lee
/s/ James Yu
James Yu
/s/ Simon Lai
Simon Lai
AMENDMENT NO.  I
THIS AMENDMENT TO THE SHAREHOLDER AGREEMENT (hereinafter called this "Amendment") is made this day of May, 1997 among (i) Paul Lee, having his principal residence at 4 Fern Court, North Brunswick, New Jersey 08902 and a shareholder of United Capital Investments Corp. (the "Company"); (ii) Pei Chung Lee, having his principal residence at Apt. 42A, Estoril Court, 55 Garden Road, Hong Kong and a shareholder of the Company; (iii) James Yu, having his principal residence at 7 Tall Tulip Lane, Yonkers, New York 10710 and a shareholder of the Company; and (iv) Simon Lai, having his principal residence at 182-04 Henley Road, Jamaica Estates, New York 11432 and a shareholder of the Company (collectively, Mr. Paul Lee, Mr. Pei Chung Lee, Mr. James Yu and Mr. Simon Lai are hereinafter referred to as the "Shareholders" or any one singly, a "Shareholder"), and amends and supplements that certain shareholder agreement dated June 1, 1984 (hereinafter the "Original Agreement") made by and amongst the Shareholders.
WHEREAS:
A. The Original Agreement provides for the subscription of shares of stock of the Company and the establishment of certain policies concerning the business of the Company.
B. The Original Agreement was entered into prior to the public offer of common stock of the Company in 1989 pursuant to the terms of that certain registration statement filed with the Securities and Exchange Commission.
C.  The Shareholders desire to amend the Original Agreement to confirm and ratify changes to the terms of the Original Agreement and conform the Original Agreement to the registration statement.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:
I . The Original Agreement is hereby amended as follows:
A. All references in the Original Agreement to " this Agreement" shall be read and construed to mean the Original Agreement as amended by this Amendment.
B. The FIRST Clause of the Original Agreement is hereby amended in its entirety to read as follows:
"The Company shall be authorized to issue 300,000 shares of common stock, par value $0.0 1, 1,000 shares of Class A preferred stock, S 1,000 par value, and 3,000 shares of Class B preferred stock; $1,000 par value. The authorized capital stock of the Company may be increased or decreased by a majority vote of the Board of Directors of the Company and the majority vote of the shareholders of the Company."
C. The SECOND Clause of the Original Agreement is deleted in its entirety and shall have no force nor effect.
D. The THIRD Clause of the Original Agreement is deleted in its entirety and shall have no force nor effect.
E. The EIGHT Clause of the Original Agreement is deleted in its entirety and shall have no force nor effect.
F. All the other terms and conditions of the Original Agreement shall remain in full force and effect, and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.
G. This Amendment may be executed in any number of counterparts all of which together shall constitute one original amendment.
IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.
/s/ Paul Lee                                      /s/ Pei Chung Lee
Paul Lee                                          Pei Chung Lee
James Yu                                          Simon Lai
B. The FIRST Clause of the Original Agreement is hereby amended in its entirety to read as follows:
"The Company shall be authorized to issue 300,000 shares of common stock, par value $0.0 1, 1,000 shares of Class A preferred stock, $ 1,000 par value, and 3,000 shares of Class B preferred stock,'$ 1,000 par value. The authorized capital stock of the Company may be increased or decreased by a majority vote of the Board of Directors of the Company and the majority vote of the shareholders of the Company."
C. The SECOND Clause of the Original Agreement is deleted in its entirety and shall have no force nor effect.
D. The THIRD Clause of the Original Agreement is deleted in its entirety and shall have no force nor effect.
E. The EIGHT Clause of the Original Agreement is deleted in its entirety and shall have no force nor effect.
F. All the other terms and conditions of the Original Agreement shall remain in full force and effect, and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.
G. This Amendment may be executed in any number of counterparts all of which together shall constitute one original amendment.
IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.
/s/ Paul Lee                                    /s/ Pei Chung Lee
Paul Lee                                        Pei Chung Lee
/s/ James Yu                                    /s/ Simon Lai
James Yu                                        Simon Lai
B. The FIRST Clause of the Original Agreement is hereby amended in its entirety to read as follows:
"The Company shall be authorized to issue 300,000 shares of common stock, par value $0 .0 1, 1,000 shares of Class A preferred stock, $ 1,000 par value, and 3,000 shares of Class B preferred stock, $1,000 par value. The authorized capital stock of the Company may be increased or decreased by a majority vote of the Board of Directors of the Company and the majority vote of the shareholders of the Company."
C. The SECOND Clause of the Original Agreement is deleted in its entirety and shall have no force nor effect.
C. The THIRD Clause of the Original Agreement is deleted in its entirety and shall have no force nor effect.
D. The EIGHT Clause of the Original Agreement is deleted in its entirety and shall have no force nor effect.
E. All the other terms and conditions of the Original Agreement shall remain in full force and effect, and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.
F. This Amendment may be executed in any number of counterparts all of which together shall constitute one original amendment.
IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.
Paul,Lee                                       Pei Chung Lee
/s/ James Yu
James Yu                                       Simon Lai
B. The FIRST Clause of the Original Agreement is hereby amended in its entirety to read as follows.:
"The Company shall be authorized to issue 300,000 shares of common stock, par value $0.0 1, 1,000 shares of Class A preferred stock, $ 1,000 par value, and 3,000 shares of Class B preferred stock, $1,000 par value. The authorized capital stock of the Company may be increased or decreased by a majority vote of the Board of Directors of the Company and the majority vote of the shareholders of the Company."
C. The SECOND Clause of the Original Agreement is deleted in its entirety and shall have no force nor effect.
C. The THIRD Clause of the Original Agreement is deleted in its entirety and shall have no force nor effect.
D. The EIGHT Clause of the Original Agreement is deleted in its entirety and shall have no force nor effect.
E.  All the other terms and conditions of the Original Agreement shall remain in full force and effect, and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.
F. This Amendment may be executed in any number of counterparts all of which together shall constitute one original amendment.
IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.
Paul Lee                                     Pei Chung Lee
                                             /s/ Simon Lai
James Yu                                     Simon Lai
CHASE                                                   Authorization For Access
                                                        To Safe Deposit Box
At a meeting of the Board of Directors of United Capital Investment Corp. a corporation organized and existing under the laws of the State of New York, duly called and held on the 20th day of January 1995 at which a quorum was present and voting throughout, the following resolutions were unanimously adopted and entered on the minute book of the Corporation:
RESOLVED, That any two of the following, namely:
(insert -one- or -two-, etc.)
President, Secretary, Treasurer and Director
Chek Jun Chan
be and they hereby are authorized to have access from time to time to the safe deposit compartment(s) in the vaults of The Chase Manhattan Bank, N.A., rented in the name of this Corporation, subject to the rules and regulations of said The Chase Manhattan Bank, N.A., and be it
FURTHER RESOLVED, that said The Chase Manhattan Bank, N.A., is hereby authorized and requested to grant access from time to time to said safe deposit compartment(s) in accordance with the foregoing resolution until the authority thereby granted has been revoked and written notice of such revocation signed by an officer of this Corporation has been received by said The Chase Manhattan Bank, N.A., at the office or branch where said compartment(s) is/are located, and be it
FURTHER RESOLVED, that the Secretary or any other officer of this Corporation be, and hereby is, authorized to certify to The Chase Manhattan Bank, N.A., the names of the officers of this Corporation authorized as aforesaid and the offices respectively held by them and the names of any other persons authorized to have access on behalf of this Corporation, together with specimens of their signatures; and The Chase Manhattan Bank, N.A., be, and hereby is, authorized to permit access to, and to honor any instrument signed by, any such officer or officers or other persons in respect of whom it has received any such certificate or certificates.
IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of said Corporation and affixed.
the corporate SBAl this 20th day of January, 1995
/s/ Linda Lee
As secretary of the said Corporation
/s/ Paul Lee
Other officer
President
(CORPORATE SBAL
NOTE: If authorization is given to one or more officers the designation should be by title of the office rather than in the officer's individual name and certificate of election of officers should also be furnished.
NOTE: In case the Secretary or other recording officer is authorized for access this certificate must also be signed by a second officer of the
Corporation.
Received                                                   by
(Date)
UNITED CAPITAL INVESTMENT CORP.
PROFIT SHARING PLAN
AND
MONEY PURCHASE PENSION PLAN
Effective
January 1, 1986
PLAN 001
ADOPTION AGREEMENT
FOR
STATE MUTUAL OF AMERICA PROTOTYPE DEFINED CONTRIBUTION PLAN NO. 12 NON-STANDARDIZED PLAN-PROFIT SHARING FORMULA NOT INTEGRATED WITH SOCIAL SECURITY (State Mutual Basic Plan Document No. 04)
For the benefit of its employees, the undersigned adopts this Profit Sharing Plan and in connection therewith makes the following statements and designations, which designations are subject to change as required to obtain approval by the Internal Revenue Service.
1.  Name of Employer:
United Capital Investment Corp.
2.  Address of Employer:                       3.  Employer's Telephone Number:
60 East 42nd St. suite 1515
New York, New York 10165                       (212) 682-7210
4.  Name and Address of Other Participating Employers Adopting Plan:
NA
5.  Name of Employer's Profit Sharing Plan:
United Capital Investment Corp. Profit Sharing Plan and Trust
6.(a)  Effective Date of                       7.  Date of Adoption Agreement:
       Plan and Trust:
                 1/1/86                                12/01/86
                                               8.  Plan Number Assigned by the
                                                   Employer:
                                                   (x) 001     002    003   004
9.  Name of Trustee(s) (and Trustee(s) Address if Different from Employer
Address):
Paul Lee, Linda Lee
10.  Name and Address of Plan Administrator (and Address    Plan Administrator's
Tax ID#:
if Different from Employer Address:)
11. Name and Address of Plan's Designated Agent for Legal Process (if other than Trustee):
12:  Date Incorporated (or Business         13.  Type of Entity:
Commenced if not a Corporation):                      Corporation   Partnership
5/84                                            (X) "Sub S" Corporation   Other
                                                Sole Proprietary    ___________
14.  Is this a Plan of
(a)  Affiliated Service Group
   Yes    (x)  No
(b)  Controlled Group of Corporations
or Common Control Employer
   Yes    (x)  No
15.  Nature of Employer's Business          16.  Employer Identification
Investments                                  Number (Tax ID Number): 13-3202379
17. Predecessor Employers (Service with Employers named below shall be treated as Service with the Employer -- See Section 2.32 of the Plan):
18.  Employer's Fiscal Year for Federal Income Tax Purposes:
(x)  Calendar Year         Year Beginning First day of ___________ (month)
19. First Plan Anniversary: 1/1/87 (Each Plan Anniversary thereafter shall be an anniversary of such date)
DESIGNATED PLAN PROVISIONS
Section 2.05 DEFINITION OF COMPENSATION
Compensation or Earned Income means for a Participant (Check or complete (a) or
(b) and, if appropriate, (c), (d) or (e) below):
     (a) his Compensation or Earned Income for the taxable year of the Employer ending with or within the Plan Year which is subject to tax under section 3101(a) of the Internal Revenue Code without the dollar limitation of
     Section 3121(a), but not including deferred compensation other than contributions through a salary reduction agreement to a cash or deferred plan under Code Section 401(k) or to a tax deferred annuity under Code
     Section 403(b). Provided, however, that in the case of an incorporated Employer, those items specified in (c) below shall be excluded.
(x) (b) his Compensation or Earned Income for the Limitation Year ending with or within the Plan Year which is ( ) actually paid, or ( ) accrued within such Year. Provided however, that in the case of an incorporated Employer, those items specified in (c) below shall be excluded.
*    (c)  his Compensation, elected in (a) or (b) above, but excluding:
     (i)  overtime pay
     (ii)  commissions
     (iii)  bonuses
     (iv)  other extra compensation (specify):__________________________________
     (d) If the Employer is incorporated, for the first year of Plan participation, Compensation shall exclude compensation paid (or accrued, if so specified in (b) above) prior to the date the Employee becomes a Plan Participant.
(x)  (e)  Maximum Compensation for Plan purposes:  $200,000.00.
*NOTE: Items (c) and (d) may not be elected if the Plan is intended to benefit a Self-Employed Individual.
NOTE: In the case of a Top Heavy or Super Top Heavy Plan, the maximum compensation for Plan purposes cannot exceed $200,000 -- See Section 2.05 of the Plan.
Section 2.12(e) HOURS OF SERVICE
Hours of Service shall be determined on the basis of the method selected below. Only one method may be elected. The method selected shall be applied to all Employees covered under the Plan (Check one of the following):
(x) (ii) On the basis of actual hours for which an Employee is paid or entitled to payment.
     (ii)  On the basis of days worked.
An Employee shall be credited with 10 Hours of Service if under Section 2.12 of the Plan such Employee would be credited with at least one Hour of Service during the day.
     (iii)  On the basis of weeks worked.
An Employee shall be credited with 45 Hours of Service if under Section 2.12 of the Plan such Employee would be credited with at least one Hour of Service during the week.
     (iv)  On the basis of months worked.
An Employee shall be credited with 190 Hours of Service if under Section 2.12 of the Plan such Employee would be credited with at least one Hour of Service during the month.
Section 21.7  LIMITATION YEAR
The Limitation Year of the Plan shall be (Check or complete one of the following);
(x)  (a)  Calendar Year
     (b)  Plan Year
     (c)  Other 12 consecutive month period (specify):______________________

Section 2.19  NORMAL RETIREMENT AGE
The Normal Retirement Age of a Participant shall be (Check and complete one of the following):
(x)  (a)  The date the Participant attains his 70th birthday (maximum 70).
     (b) The date the Participant attains his _________birthday (maximum 65) or the 10th anniversary of the time the Participant commenced participation in the Plan, whichever is later, but in no event later than the Participant's ______birthday (maximum 70). The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.
See Section 2.20 of the Plan for the definition of Normal Retirement Date.
Section 3.01(1)  PARTICIPATION REQUIREMENTS (Classification)
The following classification of Employees is eligible to become Participants (Check or complete one of the following):
     (a)  All Employees of the Employer maintaining the Plan.
     (b) All Employees of the Employer maintaining the Plan or of any other employer required to be aggregated under Section 414(b), (c) or (m) of the Internal Revenue Code. Any individual deemed under Section 414(n) of Code to be an employee of any employer described in the previous sentence shall also be considered an Employee.
     (c) All Employees of the Employer maintaining the Plan compensated on an hourly basis.
     (d) All Employees of the Employer maintaining the Plan compensated on a salaried basis.
     (e) All Employees of the Employer maintaining the Plan not eligible to participate in another qualified pension or profit sharing plan to which the Employer is making contributions.
(x) (f) All Employees of the Employer maintaining the Plan except Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representative" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer.
     (g) All Employees of the Employer maintaining the Plan covered by a collective bargaining agreement between the Employer and Employee representatives (as described above).
     (h)  Other Employee classification (specify):
Section 3.01(2) PARTICIPATION REQUIREMENTS (Entry Date)
The Plan eligibility requirements are (Check and complete (a), (b) or (c)
below):
     (a) Single Entry Date
An eligible Employee who complies with the requirements set forth in the Plan and Trust shall become a Participant on the Plan Anniversary following the date the Employee meets the Age and Service requirements specified below, if he is employed on such entry date:
(i)  The Employee has completed.______Year(s)of Service(not more than 1/2 unless
Section 9.01 (1)(a) below is elected and then not more than 2-1/2), and
(ii) The Employee has attained Age _____ (not more than 20 1/2).
(x)  (b)  Single Entry Date - Retroactive Participation
An eligible Employee who complies with the requirements set forth in the Plan and Trust shall become a Participant as of the Plan Anniversary immediately preceding the date the Employee meets the Age and Service requirements specified below:
(i)  The Employee has completed one Year(s)of Service(not more than 1 unless
Section 9.01(1)(a) below is elected and then not more than 3), and
(ii) The Employee has attained Age 21 (not more than 21).
     (c)  Dual Entry Dates
(i) An Employee who complies with the requirements set forth in the Plan and Trust shall become a Participant on whichever of the following dates first occurs after the date the Employee meets the Age and Service requirements specified in (ii) below, if he is then employed:
A.  The following Plan Anniversary; or
B. The date 6 months following the Effective Date or thereafter the date 6 months following each Plan Anniversary.
(ii) The  Plan eligibility requirements are (complete both A and B below):
A.  The Employee has completed _____ Year(s) of Service (not more than 1 unless
Section 9.01 (1)(a) is elected and then not more than 3), and
B.  The Employee has attained Age._____.(not more than 21).
If the Year(s) of Service elected is or includes a fractional year, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.
Notwithstanding (a),(b)and(c)above, an eligible Employee who satisfies the Plan Age and Service requirements on the Effective Date and who complies with the requirements set forth in the Plan and Trust will become a Participant on such date if he is then employed.
Section 3.01(3)  PARTICIPATION REQUIREMENTS (Service Exclusions)
In determining when an Employee is eligible to participate, the following periods of Service shall be disregarded (Check (a) or (b), if applicable):
     (a) In the case of a Participant who does not have any nonforfeitable right to the Account balance derived from Employer contributions, Years of Service before a period of consecutive One Year Breaks in Service will not be taken into account in computing eligibility service if the number of consecutive One Year Breaks in Service in such period equals or exceeds the greater of five or the aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service.
(x) (b) If an Employee had a One Year Break in Service before he had become a Participant, Service before the Break shall not be counted (applicable only if the Plan provides full and immediate vesting, i.e., when Section 9.01 (1)(a) of the Adoption Agreement is checked).
Section 4.01  EMPLOYER CONTRIBUTIONS
Employer Contributions will be made out of Employer Profits on the following basis:
(x)  (a)  For each Plan Year the Board of Directors or other governing authority of the Employer shall determine the amount of Profits to be contributed to the Trust.
(x) (b) For each Plan Year the Board of Directors or other governing authority of the Employer shall determine the amount of Profits to be contributed to the Trust. However, if no resolve is made, the amount to be contributed from Profits to the Trust for the Plan Year shall be(Check and complete one of the following):
     (i) An amount equal to ____% of each Participant's Plan Compensation for such Plan Year.
     (ii)  An amount equal to ____ % of the Profits of the Employer.
     (iii) An amount equal to ____% of Profits in excess of $ ________________ of Employer Profits.
     (iv) An amount equal to $_________________from Employer Profits.
     (v)  An amount equal to.____% of participating payroll for the Plan Year.
Section 4.02 TOP HEAVY PLAN MINIMUM BENEFITS FOR EMPLOYERS WITH MULTIPLE PLANS If the Employer maintains one or more qualified retirement plans in addition to this Plan and if this Plan is or becomes a Top Heavy or Super Top Heavy Plan, the minimum allocation or benefit requirement applicable to Non-Key Employees participating in this Plan will be met as follows (Check (a) or (b) below):
(x) (a) The Top Heavy or Super Top Heavy Plan minimum allocation or benefit requirements will be met pursuant to the provisions of Subsection 4.02(e) of the Plan.
     (b) The Top Heavy or Super Top Heavy minimum allocation or benefit requirements will be met under the Employer's other plan or plans.
Section 4.03 REQUIRED PARTICIPANT CONTRIBUTIONS
(x)  (a)  No Employee Contributions required by Employer.
     (b) Each Employee shall contribute an amount equal to ____% of his Plan Compensation.
     (c) Each Employee shall contribute an amount equal to $ per (week, month, year).
 (d)  Other basis
(specify):_____________________________________________________________________
NOTE: if Employee Contributions are required, the maximum annual contribution shall not exceed 6% of the Participant's Plan Compensation (as elected in
Section 2.05 of the Adoption Agreement) in accordance with Section 4.03 of the Plan.
Section 4.04  VOLUNTARY PARTICIPANT CONTRIBUTIONS
Voluntary Participant Contributions:
     (a)  are permitted
(x)  (b)  are not permitted
     (c)  Minimum permitted (Check and complete, if applicable):
     (i)  No minimum
     (ii) _____% of Plan Compensation.
NOTE: (iii) $_____per_____ (week, month,year) The maximum a Participant may contribute to the Plan on the voluntary basis is specified in Section 4.04 of the Plan.
Section 5.02  ALLOCATION OF CONTRIBUTIONS
(a) Except as provided in Section 4.02 of the Plan (relating to minimum contributions for Top Heavy Plan Years), in order to share in the Employer's contributions for a Plan Year a Participant must complete 1000 (0-1,000) Hours of Service during such Plan Year.
A Participant whose employment is terminated before the end of a Plan Year but after he has completed the Hours of Service specified above (Check (i) or (ii) below):
(x)  (i)  shall share in Employer contributions for such Plan Year.
     (ii) shall not share in Employer contributions for such Plan Year.
(b)  Allocation formula:
After any minimum contributions have been allocated to the Accounts of Non-Key Employees pursuant to Section 4.02 of the Plan, any additional Employer contributions and Plan forfeitures (unless Plan forfeitures are used to reduce Employer Contributions pursuant to Section 5.03 of the Adoption Agreement)for each Plan Year shall be allocated among the Accounts of eligible Participants in amounts determined in accordance with the ratio which each eligible Participant's Plan Compensation bears to the total Plan Compensation of all Participants eligible to share in Employer Contributions for each year.
NOTE: The above formulas do not apply to the minimum contribution required for Top Heavy Plan Years - See Section 4.02 of the Plan.
NOTE: In no event will the amount allocated to a Participant's Account exceed the maximum permitted under Article VII of the Plan.
Section 5.03  METHOD OF ALLOCATING PLAN FORFEITURES
Amounts forfeited for each Plan Year shall be applied as follows check one:
(x) Forfeitures shall be allocated in the same manner as Employer contributions at the end of the Plan Year in which the forfeiture occurs.
     Forfeitures shall be used to reduce Employer contributions for the Plan Year following the Plan Year in which the forfeiture occurs.
Section 6.02(g)  TOP HEAVY VALUATION DATE
For purposes of computing the top heavy ratio described in Section 6.02 of the Plan, the valuation date shall be (Check or complete one of the following):
(x)   (i)  the last day of the Plan Year
     (ii)  other (specify):
Section 6.02(h)  TOP HEAVY PRESENT VALUES
For purposes of establishing present value to compute the top heavy ratio described in Section 6.02 of the Plan, any benefit shall be discounted only for mortality and interest based on the following:
(x) (i) Based on the current settlement factors determined and used by the State Mutual Life Assurance Company of America for its Whole Life Ordinary Insurance Contract being issued on the date the benefit is determined.
     (ii) Based on settlement factors determined on the basis of the following assumptions. (Include both interest and mortality assumptions applicable):
Interest Rate:  6%
Mortality table:  UP84
Article VII  LIMITATION OF ALLOCATIONS
Limitation on Allocations - More than One Plan
If you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could possibly become a participant, you must complete this section.
(Other Defined Contribution Plans)
1. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan:
(x) the provisions of Sections 7.05 through 7.10 of Article VII will apply as if the other plan were a master or prototype plan.
     (Provide the method under which the plans will limit total Annual
     Additions to the Maximum Permissible Amount, and will properly reduce any excess amounts, in a manner that precludes employer discretion.)
(Other Defined Benefit Plans) 2. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer (the adopting Employer must provide language which will satisfy the 1.0 limitation of Section 415(e) of the Internal Revenue Code. Such language must preclude employer discretion. See Section 1.415-1 of the Income Tax Regulations for guidance).
Section 9.01(1)  VESTING SCHEDULES
The portion of a Participant's Accrued Benefit attributable to Employer Contributions shall be vested to the extent designated below:
(Check or complete one of (a) through (g):
     (a) 100% at all times (must be checked if Section 3.01(2)(a) has been elected and more than 1/2 Year of Service is required or if Section 3.01(2)(b) or 3.01(2)(c) has been elected and more than 1 Year of Service is required).
     (b)  100% _____ after (1 to 1 0) Years of Service.
     (c)  A percentage determined in accordance with the following schedule
     (5-15
vesting):
                                                      Nonforfeitable
             Years of Service                          Percentage
          Less than  5                                      0%
                     5                                     25
                     6                                     30
                     7                                     35
                     8                                     40
                     9                                     45
                    10                                     50
                    11                                     60
                    12                                     70
                    13                                     80
                    14                                     90
                    15 or more                            100
     (d) A percentage which  is the greater of (I) or (ii) below (Rule of 45):
(i) A Participant with at least 5 Years of Service whose Age and Years of Service at least equal 45 shall be vested in accordance with the following schedule:
                                                             then the Non-
              If Completed Years    and sum of Age and        forfeitable
               of Service equal       Service equals         Percentage is
                     5                  45 or 46                 50%
                     6                  47 or 48                 60
                     7                  49 or 50                 70
                     8                  51 or 52                 80
                     9                  53 or 54                 90
                    10 or more          55 or more              100
(ii) After completion of 10 Years of Service, all Participants shall be 50% vested, plus 10% for each of the next 5 Years of Service.
     (e) A percentage determined in accordance with the following schedule
     (4-40 vesting):
                                                      Nonforfeitable
                Years of Service                       Percentage
               Lessthan 4                                  0%
                        4                                 40
                        5                                 45
                        6                                 50
                        7                                 60
                        8                                 70
                        9                                 80
                       10                                 90
                       11 or more                        100
(x)  (f)  A percentage determined in accordance with the following schedule
(Top Heavy Graded Vesting):
                                                      Nonforfeitable
                Years of Service                        Percentage
               Less than 2                                 0%
                         2                                20
                         3                                40
                         4                                60
                         5                                80
                         6 or more                       100
     (g) After _____ Years of Service, ____%, plus ____% for each Year of Service completed thereafter. Full vesting after completion of ____ Years of Service (not to exceed 10).
NOTE: Notwithstanding the above, in any event a Participant's vesting percentage shall be 1 00% on the date he attains his Normal Retirement Age, the date he attains his Normal Retirement Date or the date he is eligible for early retirement, whichever is the earliest.
Section 9.01(2)  TOP HEAVY PLAN VESTING
Notwithstanding anything in Section 9.01(l) to the contrary, if the Plan is a Top Heavy Plan for any Plan Year beginning after December 31, 1983, then the Plan shall meet the following vesting requirements for such Plan Year and for all subsequent Plan Years, even if the Plan is not a Top Heavy Plan for such subsequent Plan Years. Provided, however, if the vesting schedule elected in
Section 9.01(1)is more favorable to a Participant, such schedule shall be applicable to such Participant for such Plan Years.
The portion of a Participant's Accrued Benefit attributable to Employer Contributions shall be vested to the extent designated below (Check or complete
(a) or (b) below):
     (a)  100% after..(1 to 3) Years of Service,
(x)  (b)  A percentage determined in accordance with the following schedule:
                                                   Nonforfeitable
                  Years of Service                   Percentage
                 Less than 2                             0%
                           2                            20
                           3                            40
                           4                            60
                           5                            80
                           6 or more                   100
Section 9.01(3)  VESTING (Service Exclusions)
In determining a Participant's Vesting Percentage, the following periods of Service shall be disregarded (Check one or more boxes, if applicable):
NOTE:  If all Years of Service are to be counted, no boxes should be checked.
    *(a) Years of Service before Age 18 (except that if Section 9.01(l)(d) of the Adoption Agreement is checked, such Years during which the Employee was a Participant shall not be disregarded).
    *(b) Years of Service during a period for which the Participant declined to make any part of a Required Contribution.
    *(c) Periods during which the Plan or a predecessor plan was not maintained by the Employer.
     (d) If a Participant has a One Year Break in Service, Service before the Break shall not be taken into account until he has completed a Year of Service after such Break in Service.
     (e) In the case of a Participant who has 5 or more consecutive One Year Breaks in Service, the Participant's pre-break service will count in vesting of the Employer-derived accrued benefit only if either:
(i) such Participant has any nonforfeitable interest in the Accrued Benefit attributable to Employer contributions at the time of separation from service, or
(ii) upon returning to service the number of consecutive One Year Break in Service is less than the number of Years of Service.
     (f) Years of Service before January 1, 1971, unless the Employee has had at least 3 Years of Service after December 31, 1970.
     (g)  Years of Service before the Plan Year in which Internal Revenue Code
     Section 411 became applicable to the Plan, if such Service would have been disregarded under the rules of the Plan with regard to Breaks in Service as in effect on the applicable date. For this purpose, Break in Service rules are rules which result in loss of prior vesting or benefit accruals, or which deny an employee eligibility to participate, by reason of separation or failure to complete a required period of service within a specified period of time.
NOTE: In all events Years of Service during which the Employee did not complete a least 1,000 Hours of Service shall be disregarded.
*Subsections (a), (b) and (c) may not be checked in Section 9.01 (1)(e) has been elected.
Section 1 0.01  PARTICIPANT LOANS
Participant loans (Check one):
     (a) are permitted
(x)  (b)  are not permitted
Section 13.06  PARTICIPANT DIRECTED INVESTMENTS
Participants ( ) shall (x) shall not have the power, at their discretion, to direct the Trustee with respect to the investment of all or a portion of their Participant's Account
If Participant investment direction is permitted:
     (i) Participants may direct the Trustee to invest all of their Account in any, investment, to include Policies, permitted under the terms of the Plan and Trust.
     (ii) Participant investment direction shall be limited to direction to invest in insurance or annuity Policies.
Section 14.01  INVESTMENT IN LIFE INSURANCE OR ANNUITY POLICIES
(a) Without Limiting the Trustee's powers in any other respect, contributions for each Participant shall be invested in life insurance or annuity Policies as follows
(Check and complete one of the following):
     (i) Subject to any restrictions specified in (b) below, the percentage of Plan contributions allocated to the purchase of Policies shall be as elected by each Participant with the consent of the Plan Administrator.
     (ii)  No life insurance or annuity Policies shall be purchased by the
     Trustee.
     (iii) Subject to any restrictions specified in (b) below, the Trustee shall uniformly invest Required Participant and Employer contributions for each Participant as follows:
     (A)____% Ordinary Life lnsurance (Maximum less than 5O%)
     (B)____% Term or Universal Life insurance (Maximum 25%)
     (C)____% Annuity Policies (Maximum lOO%)
(b) If item(a)(i)or(a)(iii)above is checked, the purchase of life insurance Policies shall be subject to the following restrictions (Check and complete whichever of the following is applicable):
     (i) All Policies will have a common issue date (the Plan Anniversary) i.e., no Policies will be issued by the Insurer on other than the Plan Anniversary.
     (ii) The amount of life insurance issued on the life of any Participant shall not exceed $__________
     (iii) The amount of life insurance issued on the life of any Participant shall be limited to the initial amount purchased for such Participant.
     (iv) The maximum Age for the purchase of insurance on the life of a Participant shall be ____________.
     (v) The minimum Years of Service that must be completed by a Participant before insurance may be purchased on such Participant's life shall be _____ (not more than 2).
NOTE: Any purchase of life insurance Policies shall be subject to the rules and restrictions specified in Section 2.28 and in Article XIV.
EXECUTION AND ACCEPTANCE
BY
EMPLOYER AND TRUSTEE(S)
STATE MUTUAL OF AMERICA PROTOTYPE DEFINED CONTRIBUTION PLAN NO.,
The Employer, which hereby agrees that neither the Trustee nor the Insurer shall be responsible for the tax and legal aspects of the Plan and Trust, and which assumes full responsibility therefor, hereby accepts provisions of State Mutual Life Assurance Company of America Prototype Defined Contribution Plan No. agrees to be bound by the provisions thereof, and adopts such Plan and the Plan Adoption Agreement causing its name to be signed hereto by its duly authorized officer, all as of this first day of December, 1986.
The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the Employer must apply to the appropriate key district office for a determination letter.
This Adoption Agreement may be used only in conjunction with Basic Plan Document No. 04.
Employer __________________________________    Employer United Capital
Investment Corp.
By_________________________________________    By_____________________________
Title: ____________________________________    Title:  President
The undersigned Trustee, or each undersigned Trustee, hereby accepts the provisions of State Mutual Life Assurance Company of America Prototype Defined Contribution Plan No. 12 and the trusts provided therein, and hereby declares, and agrees with the aforesaid Employer to receive, hold, invest, expend and distribute all funds deposited with, contributed to, earned or otherwise received by, the Trustee as Trustees, in accordance with the terms and provisions of said Plan and Trust.
For Signature by Corporate Trustee
TrusteeXXXXXXXXXXXXXX
By_____________________________
Title:
For Signature by Individual Trustee(s)
X PL
As Trustee
X LL
As Trustee
________________________________
As Trustee
PLAN 004
ADOPTION AGREEMENT
FOR
STATE MUTUAL OF AMERICA PROTOTYPE DEFINED CONTRIBUTION PLAN NO. 12 NON-STANDARDIZED PLAN-PROFIT SHARING FORMULA NOT INTEGRATED WITH SOCIAL SECURITY (State Mutual Basic Plan Document No. 04)
For the benefit of its employees, the undersigned adopts this Profit Sharing Plan and in connection therewith makes the following statements and designations, which designations are subject to change as required to obtain approval by the Internal Revenue Service.
1.  Name of Employer:
United Capital Investment Corp.
2.  Address of Employer:                       3.  Employer's Telephone Number:
60 East 42nd St. s. 1515
New York, New York 10165                       (212) 682-7210
4.  Name and Address of Other Participating Employers Adopting Plan:
NA
5.  Name of Employer's Profit Sharing Plan:
United Capital Investment Corp. Profit Sharing Plan and Trust
6.(a)  Effective Date of              7.  Date of Adoption Agreement:
       Plan and Trust:
                 1/1/86                                12/01/86
                                      8.  Plan Number Assigned by the Employer:
                                          001 (XX) 002    003   004   _______
9.  Name of Trustee(s) (and Trustee(s) Address if Different from Employer
Address):
Paul Lee, Linda Lee
10.  Name and Address of Plan Administrator (and Address    Plan Administrator's
Tax ID#:
if Different from Employer Address:)
11. Name and Address of Plan's Designated Agent for Legal Process (if other than Trustee):
12:  Date Incorporated (or Business   13.  Type of Entity:
Commenced if not a Corporation):                 Corporation        Partnership
5/84                                       (X)   "Sub S" Corporation   Other
                                                 Sole Proprietary    __________
14.  Is this a Plan of
(a)  Affiliated Service Group
   Yes    (x)  No
(b)  Controlled Group of Corporations
or Common Control Employer
   Yes    (x)  No
15.  Nature of Employer's Business    16.  Employer Identification
Investments                                Number (Tax ID Number): 13-3202379
17. Predecessor Employers (Service with Employers named below shall be treated as Service with the Employer -- See Section 2.32 of the Plan):
18.  Employer's Fiscal Year for Federal Income Tax Purposes:
(x)  Calendar Year         Year Beginning First day of __________________
(month)
19. First Plan Anniversary: 1/1/87 (Each Plan Anniversary thereafter shall be an anniversary of such date)
DESIGNATED PLAN PROVISIONS
Section 2.05 DEFINITION OF COMPENSATION
Compensation or Earned Income means for a Participant (Check or complete (a) or (b) and, if appropriate, (c), (d) or (e) below):
     (a) his Compensation or Earned Income for the taxable year of the Employer ending with or within the Plan Year which is subject to tax under section 3101(a) of the Internal Revenue Code without the dollar limitation of
     Section 3121(a), but not including deferred compensation other than contributions through a salary reduction agreement to a cash or deferred plan under Code Section 401(k) or to a tax deferred annuity under Code
     Section 403(b). Provided, however, that in the case of an incorporated Employer, those items specified in (c) below shall be excluded.
(x) (b) his Compensation or Earned Income for the Limitation Year ending with or within the Plan Year which is ( ) actually paid, or ( ) accrued within such Year. Provided however, that in the case of an incorporated Employer, those items specified in (c) below shall be excluded.
*    (c)  his Compensation, elected in (a) or (b) above, but excluding:
     (i)  overtime pay
     (ii)  commissions
     (iii)  bonuses
     (iv)  other extra compensation (specify):_________________________________
     (d) If the Employer is incorporated, for the first year of Plan participation, Compensation shall exclude compensation paid (or accrued, if so specified in (b) above) prior to the date the Employee becomes a Plan Participant.
(x)  (e)  Maximum Compensation for Plan purposes:  $200,000.00.
*NOTE: Items (c) and (d) may not be elected if the Plan is intended to benefit a Self-Employed Individual.
NOTE: In the case of a Top Heavy or Super Top Heavy Plan, the maximum compensation for Plan purposes cannot exceed $200,000 -- See Section 2.05 of the Plan.
Section 2.12(e) HOURS OF SERVICE
Hours of Service shall be determined on the basis of the method selected below. Only one method may be elected. The method selected shall be applied to all Employees covered under the Plan (Check one of the following):
(x) (ii) On the basis of actual hours for which an Employee is paid or entitled to payment.
     (ii)  On the basis of days worked.
An Employee shall be credited with 10 Hours of Service if under Section 2.12 of the Plan such Employee would be credited with at least one Hour of Service during the day.
     (iii)  On the basis of weeks worked.
An Employee shall be credited with 45 Hours of Service if under Section 2.12 of the Plan such Employee would be credited with at least one Hour of Service during the week.
     (iv)  On the basis of months worked.
An Employee shall be credited with 190 Hours of Service if under Section 2.12 of the Plan such Employee would be credited with at least one Hour of Service during the month.
Section 21.7  LIMITATION YEAR
The Limitation Year of the Plan shall be (Check or complete one of the following);
(x)  (a)  Calendar Year
     (b)  Plan Year
     (c)  Other 12 consecutive month period (specify):__________________________

Section 2.19  NORMAL RETIREMENT AGE
The Normal Retirement Age of a Participant shall be (Check and complete one of the following):
(x)  (a)  The date the Participant attains his 70th birthday (maximum 70).
     (b) The date the Participant attains his _________birthday (maximum 65) or the 10th anniversary of the time the Participant commenced participation in the Plan, whichever is later, but in no event later than the Participant's ______birthday (maximum 70). The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.
See Section 2.20 of the Plan for the definition of Normal Retirement Date.
Section 3.01(1)  PARTICIPATION REQUIREMENTS (Classification)
The following classification of Employees is eligible to become Participants (Check or complete one of the following):
     (a)  All Employees of the Employer maintaining the Plan.
     (b) All Employees of the Employer maintaining the Plan or of any other employer required to be aggregated under Section 414(b), (c) or (m) of the Internal Revenue Code. Any individual deemed under Section 414(n) of Code to be an employee of any employer described in the previous sentence shall also be considered an Employee.
     (c) All Employees of the Employer maintaining the Plan compensated on an hourly basis.
     (d) All Employees of the Employer maintaining the Plan compensated on a salaried basis.
     (e) All Employees of the Employer maintaining the Plan not eligible to participate in another qualified pension or profit sharing plan to which the Employer is making contributions.
(x) (f) All Employees of the Employer maintaining the Plan except Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representative" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer.
     (g) All Employees of the Employer maintaining the Plan covered by a collective bargaining agreement between the Employer and Employee representatives (as described above).
     (h)  Other Employee classification (specify):
Section 3.01(2) PARTICIPATION REQUIREMENTS (Entry Date)
The Plan eligibility requirements are (Check and complete (a), (b) or (c)
below):
     (a) Single Entry Date
An eligible Employee who complies with the requirements set forth in the Plan And Trust shall become a Participant on the Plan Anniversary following the date the Employee meets the Age and Service requirements specified below, if he is employed on such entry date:
(i)  The Employee Has completed.______Year(s)of Service(not more than 1/2 unless Section 9.01 (1)(a) below is elected and then not more than 2-1/2),
and
(ii) The Employee has attained Age _____ (not more than 20 1/2).
(x)  (b)  Single Entry Date - Retroactive Participation
An eligible Employee who complies with the requirements set forth in the Plan and Trust shall become a Participant as of the Plan Anniversary immediately preceding the date the Employee meets the Age and Service requirements specified below:
(i)  The Employee has completed one Year(s)Of Service(not more than 1 unless
Section 9.01(1)(a) below is elected and then not more than 3), and
(ii) The Employee has attained Age 21 (not more than 21).
     (c)  Dual Entry Dates
(i) An Employee who complies with the requirements set forth in the Plan and Trust shall become a Participant on whichever of the following dates first occurs after the date the Employee meets the Age and Service requirements specified in (ii) below, if he is then employed:
A.  The following Plan Anniversary; or
B. The date 6 months following the Effective Date or thereafter the date 6 months following each Plan Anniversary.
(ii) The  Plan eligibility requirements are (complete both A and B below):
A.  The Employee has completed_____Year(s) of Service (not more than 1 unless
Section 9.01 (1)(a) is elected and then not more than 3), and
B.  The Employee has attained Age._____.(not more than 21).
If The Year(s) of  Service elected is or includes a fractional year, an
Employee shall not
be required to complete any specified number of Hours of Service to receive credit for such fractional year.
Notwithstanding (a),(b)and(c)above, an eligible Employee who satisfies the
Plan Age and Service requirements on the Effective Date and who complies with the requirements set forth in the Plan and Trust will become a Participant on such date if he is then employed.
Section 3.01(3)  PARTICIPATION REQUIREMENTS (Service Exclusions)
In determining when an Employee is eligible to participate, the following periods of Service shall be disregarded (Check (a) or (b), if applicable):
     (a) In the case of a Participant who does not have any nonforfeitable right to the Account balance derived from Employer contributions, Years of Service before a period of consecutive One Year Breaks in Service will not be taken into account in computing eligibility service if the number of consecutive One Year Breaks in Service in such period equals or exceeds the greater of five or the aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service.
(x) (b) If an Employee had a One Year Break in Service before he had become a Participant, Service before the Break shall not be counted (applicable only if the Plan provides full and immediate vesting, i.e., when Section 9.01 (1)(a) of the Adoption Agreement is checked).
Section 4.01  EMPLOYER CONTRIBUTIONS
(a) Except as provided in Section 4.02 of the Plan (relating to minimum contributions for Top Heavy Plan Years), the annual Employer Contribution allocated to the Account of each eligible Participant shall be equal to:
(x)  (i)  10% of the Participant's Compensation, plus
(x)  (ii)  5.7%* of such Compensation in excess of:
(x)  (a)  $20,000**, or
     (b)  The Taxable Wage Base.
*The maximum percentage shall be the OASDI tax rate in effect at the beginning of the Plan Year.
**If the designated dollar amount exceeds the Taxable Wage Base, the maximum percentage is the amount produced by the following formula:
(Taxable Wage Base)          X      the OASDI tax rate in effect at
(Designated Dollar Amount)          the beginning of the Plan Year.
NOTE: The above formula does not apply to the minimum contribution required to Top Heavy Plan Years - See Section 4.02 of the Plan.
NOTE: In no event will the amount allocated to a Participant's Account exceed the maximum permitted under Article VII of the Plan.
(b) Except as provided in Section 4.02 (relating to minimum contributions for Top Heavy Plan Years) in order to share in the Employer's Contributions for a Plan Year, a Participant must complete 1000 (0-1,000) Hours of Service during such Plan Year.
A Participant whose employment is terminated before the end of a Plan Year but after he has completed the Hours of Service specified above (Check (i) or (ii) below):
(x)  (i)  shall share in Employer Contributions for such Plan Year.
     (ii)  shall not share in Employer Contributions for such Plan Year.
Section 4.02 TOP HEAVY PLAN MINIMUM BENEFITS FOR EMPLOYERS WITH MULTIPLE PLANS If the Employer maintains one or more qualified retirement plans in addition to this Plan and if this Plan is or becomes a Top Heavy or Super Top Heavy Plan, the minimum allocation or benefit requirement applicable to Non-Key Employees participating in this Plan will be met as follows (Check (a) or (b) below):
(x) (a) The Top Heavy or Super Top Heavy Plan minimum allocation or benefit requirements will be met pursuant to the provisions of Subsection 4.02(e) of the Plan.
     (b) The Top Heavy or Super Top Heavy minimum allocation or benefit requirements will be met under the Employer's other plan or plans.
Section 4.03 REQUIRED PARTICIPANT CONTRIBUTIONS
(x)  (a)  No Employee Contributions required by Employer.
     (b) Each Employee shall contribute an amount equal to ____% of his Plan Compensation.
     (c) Each Employee shall contribute an amount equal to $ _________ per (week, month, year).
NOTE: If Employee Contributions are required, the maximum annual contribution shall not exceed 6% of the Participant's Plan Compensation (as elected in
Section 2.05 of the Adoption Agreement) in accordance with Section 4.03 of the Plan.
Section 4.04  VOLUNTARY PARTICIPANT CONTRIBUTIONS
Voluntary Participant Contributions:
     (a)  are permitted
(x)  (b)  are not permitted
     (c)  Minimum permitted (Check and complete, if applicable):
     (i)  No minimum
     (ii)  _____% of Plan Compensation
     (iii) _____% of Plan Compensation per ____________ (week, month, year)
NOTE: The maximum a Participant may contribute to the Plan on the voluntary basis is specified in Section 4.04 of the Plan.
Section 6.02(g)  TOP HEAVY VALUATION DATE
For purposes of computing the top heavy ratio described in Section 6.02 of the Plan, the valuation date shall be (Check or complete one of the following):
(x)   (i)  the last day of the Plan Year
     (ii)  other (specify):
Section 6.02(h)  TOP HEAVY PRESENT VALUES
For purposes of establishing present value to compute the top heavy ratio described in Section 6.02 of the Plan, any benefit shall be discounted only for mortality and interest based on the following:
     (i) Based on the current settlement factors determined and used by the State Mutual Life Assurance Company of America for its Whole Life Ordinary Insurance Contract being issued on the date the benefit is determined.
(x) (ii) Based on settlement factors determined on the basis of the following assumptions. (Include both interest and mortality assumptions applicable):
Interest Rate:  6%
Mortality table:  UP84
Article VII  LIMITATION OF ALLOCATIONS
Limitation on Allocations - More than One Plan
If you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could possibly become a participant, you must complete this section.
(Other Defined Plans)
1. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan:
(x) the provisions of Sections 7.05 through 7.1 0 of Article VII will apply as if the other plan were a master or prototype plan.
     (Provide the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any excess amounts, in a manner that precludes employer discretion.)
(Other Defined Benefit Plans) 2. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer (the adopting Employer must provide language which will satisfy the 1.0 limitation of Section 41 5(e) of the Internal Revenue Code. Such language must preclude employer discretion. See Section 1.415-1 of the Income Tax Regulations for guidance).
Section 9.01(1)  VESTING SCHEDULES
The portion of a Participant's Accrued Benefit attributable to Employer Contributions shall be vested to the extent designated below:
(Check or complete one of (a) through (g):
     (a) 100% at all times (must be checked if Section 3.01(2)(a) has been elected and more than 1/2 Year of Service is required or if Section 3.01(2)(b) or 3.01(2)(c) has been elected and more than 1 Year of Service is required).
     (b)  100% after (1 to 1 0) Years of Service.
     (c) A percentage determined in accordance with the following schedule (5-15 vesting):
                                                      Nonforfeitable
             Years of Service                          Percentage
          Less than  5                                      0%
                     5                                     25
                     6                                     30
                     7                                     35
                     8                                     40
                     9                                     45
                    10                                     50
                    11                                     60
                    12                                     70
                    13                                     80
                    14                                     90
                    15 or more                            100
     (d) A percentage which  is the greater of (i) or (ii) below (Rule of 45):
(i) A Participant with at least 5 Years of Service whose Age and Years of Service at least equal 45 shall be vested in accordance with the following schedule:
                                                             then the Non-
              If Completed Years    and sum of Age and        forfeitable
               of Service equal       Service equals         Percentage is
                     5                  45 or 46                 50%
                     6                  47 or 48                 60
                     7                  49 or 50                 70
                     8                  51 or 52                 80
                     9                  53 or 54                 90
                    10 or more          55 or more              100
(ii) After completion of 10 Years of Service, all Participants shall be 50% vested, plus 10% for each of the next 5 Years of Service.
     (e) A percentage determined in accordance with the following schedule (4-40 vesting):
                                                      Nonforfeitable
                Years of Service                       Percentage
               Lessthan 4                                  0%
                        4                                 40
                        5                                 45
                        6                                 50
                        7                                 60
                        8                                 70
                        9                                 80
                       10                                 90
                       11 or more                        100
(x) (f) A percentage determined in accordance with the following schedule (Top Heavy Graded Vesting):
                                                      Nonforfeitable
                Years of Service                        Percentage
               Less than 2                                 0%
                         2                                20
                         3                                40
                         4                                60
                         5                                80
                         6 or more                       100
     (g) After _____ Years of Service, ____%, plus..% for each Year of Service completed thereafter. Full vesting after completion of ______ Years of Service (not to exceed 10).
NOTE: Notwithstanding the above, in any event a Participant's vesting percentage shall be 1 00% on the date he attains his Normal Retirement Age, the date he attains his Normal Retirement Date or the date he is eligible for early retirement, whichever is the earliest.
Section 9.01(2)  TOP HEAVY PLAN VESTING
Notwithstanding anything in Section 9.01(l) to the contrary, if the Plan is a Top Heavy Plan for any Plan Year beginning after December 31, 1983, then the Plan shall meet the following vesting requirements for such Plan Year and for all subsequent Plan Years, even if the Plan is not a Top Heavy Plan for such subsequent Plan Years. Provided, however, if the vesting schedule elected in
Section 9.01(1)is more favorable to a Participant, such schedule shall be applicable to such Participant for such Plan Years.
The portion of a Participant's Accrued Benefit attributable to Employer Contributions shall be vested to the extent designated below (Check or complete (a) or (b) below):
     (a)  100% after_________ (1 to 3) Years of Service.

(x)  (b)  A percentage determined in accordance with the following schedule:
                                                   Nonforfeitable
                  Years of Service                   Percentage
                 Less than 2                             0%
                           2                            20
                           3                            40
                           4                            60
                           5                            80
                           6 or more                   100
Section 9.01(3)  VESTING (Service Exclusions)
In determining a Participant's Vesting Percentage, the following periods of Service shall be disregarded (Check one or more boxes, if applicable):
NOTE:  If all Years of Service are to be counted, no boxes should be checked.
    *(a) Years of Service before Age 18 (except that if Section 9.01(l)(d) of the Adoption Agreement is checked, such Years during which the Employee was a Participant shall not be disregarded).
    *(b) Years of Service during a period for which the Participant declined to make any part of a Required Contribution.
    *(c) Periods during which the Plan or a predecessor plan was not maintained by the Employer.
     (d) If a Participant has a One Year Break in Service, Service before the Break shall not be taken into account until he has completed a Year of Service after such Break in Service.
     (e) In the case of a Participant who has 5 or more consecutive One Year Breaks in Service, the Participant's pre-break service will count in vesting of the Employer-derived accrued benefit only if either:
(i) such Participant has any nonforfeitable interest in the Accrued Benefit attributable to Employer contributions at the time of separation from service, or
(ii) upon returning to service the number of consecutive One Year Break in Service is less than the number of Years of Service.
     (f)  Years of Service before January 1, 1971, unless the Employee has had
     z least 3 Years of Service after December 31, 1970.
     (g)  Years of Service before the Plan Year in which Internal Revenue Code
     Section 411 became applicable to the Plan, if such Service would have been disregarded under the rules of the Plan with regard to Breaks in Service as in effect on the applicable date. For this purpose, Break in Service rules are rules which result in loss of prior vesting or benefit accruals, or which deny an employee eligibility to participate, by reason of separation or failure to complete a required period of service within a specified period of time.
NOTE: In all events Years of Service during which the Employee did not complete a least 1,000 Hours of Service shall be disregarded.
*Subsections (a), (b) and (c) may not be checked in Section 9.01 (1)(e) has been elected.
Section 10.01  PARTICIPANT LOANS
Participant loans (Check one):
     (a) are permitted
(x)  (b)  are not permitted  Owners of S corps are not permitted loans.
Section 13.06  PARTICIPANT DIRECTED INVESTMENTS
Participants ( ) shall (x) shall not have the power, at their discretion, to direct the Trustee with respect to the investment of all or a portion of their Participant's Account
If Participant investment direction is permitted:
     (i) Participants may direct the Trustee to invest all of their Account in an, investment, to include Policies, permitted under the terms of the Plan and Trust.
     (ii) Participant investment direction shall be limited to direction to invest if insurance or annuity Policies.
Section 14.01  INVESTMENT IN LIFE INSURANCE OR ANNUITY POLICIES
(a) Without Limiting the Trustee's powers in any other respect, contributions for each Participant shall be invested in life insurance or annuity Policies as follows
(Check and complete one of the following):
     (i) Subject to any restrictions specified in (b) below, the percentage of Plan contributions allocated to the purchase of Policies shall be as elected by each Participant with the consent of the Plan Administrator.
     (ii)  No life insurance or annuity Policies shall be purchased by the
     Trustee.
     (iii) Subject to any restrictions specified in (b) below, the Trustee shall uniformly invest Required Participant and Employer contributions for each Participant as follows:
     (A)____% Ordinary Life lnsurance (Maximum Less than 5O%)
     (B)____% Term or Universal Life insurance (Maximum 25%)
     (C)____% Annuity Policies (Maximum lOO%)
(b) If item(a)(i)or(a)(iii)above is checked, the purchase of life insurance Policies shall be subject to the following restrictions (Check and complete whichever of the following is applicable):
     (i) All Policies will have a common issue date (the Plan Anniversary) i.e., no Policies will be issued by the Insurer on other than the Plan Anniversary.
     (ii) The amount of life insurance issued on the life of any Participant shall not exceed $__________
     (iii) The amount of life insurance issued on the life of any Participant shall be limited to the initial amount purchased for such Participant.
     (iv) The maximum Age for the purchase of insurance on the life of a Participant shall be ____________.
     (v) The minimum Years of Service that must be completed by a Participant before insurance may be purchased on such Participant's life shall be ________________ (not more than 2).
NOTE: Any purchase of life insurance Policies shall be subject to the rules and restrictions specified in Section 2.28 and in Article XIV.
EXECUTION AND ACCEPTANCE
BY
EMPLOYER AND TRUSTEE(S)
STATE MUTUAL OF AMERICA PROTOTYPE DEFINED CONTRIBUTION PLAN NO.,
The Employer, which hereby agrees that neither the Trustee nor the Insurer shall be responsible for the tax and legal aspects of the Plan and Trust, and which assumes full responsibility therefor, hereby accepts provisions of State Mutual Life Assurance Company of America Prototype Defined Contribution Plan No. agrees to be bound by the provisions thereof, and adopts such Plan and the Plan Adoption Agreement causing its name to be signed hereto by its duly authorized officer, all as of this first day of December, 1986.
The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the plan is qualified under Section 401 of the Internal Revenue Code. In order obtain reliance with respect to plan qualification, the Employer must apply to the appropriate key district office for a determination letter.
This Adoption Agreement may be used only in conjunction with Basic Plan
Document No. 04. Employer __________________________    Employer United Capital
                                                        Investment Corp.
By_________________________________________    By_______________________________
Title: ____________________________________    Title:  President
The undersigned Trustee, or each undersigned Trustee, hereby accepts the provisions of State Mutual Life Assurance Company of America Prototype Defined Contribution Plan No. 12 and the trusts provided therein, and hereby declares, and agrees with the aforesaid Employer to receive, hold, invest, expend a distribute all funds deposited with, contributed to, earned or otherwise received by, the Trustee as Trustees, in accordance with the terms and provisions of said Plan and Trust.
For Signature by Corporate Trustee
TrusteeXXXXXXXXXXXXXX
By_____________________________
Title:
For Signature by Individual Trustee(s)
PL
As Trustee
LL
As Trustee
________________________________
As Trustee



                      The United States of America
                      Small Business Administration
                                 License

This is to certify that United Capital Investment Corp. a New York corporation with its principal office located at New York, New York is hereby licensed as a Small Business Investment Company under the Small Business Investment Act of 1958, as amended to provide equity capital, long-term loans and management assistance to small business for their operations growth, expansion and modernization.
This license is not assignable or transferable.
The aforesaid Licensee is authorized to conduct its operations in New York State. Issued at Washington, D.C. on February 5, 1985.

/s/ Edwin P. Hollaway
Associate Administrator for Finance and Investment
/s/ James C. Sanders
Administrator